Exhibit 2(a)

EXHIBIT A
TO THE CONFIRMATION ORDER

CHAPTER 11 PLAN OF REORGANIZATION OF ENTERGY
NEW ORLEANS, INC., AS MODIFIED, DATED MAY 2, 2007

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF LOUISIANA

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IN RE: ENTERGY NEW ORLEANS, INC. Debtor	* * * * * * * *	Case No. 05-17697 Chapter 11 Section "B"
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FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION OF ENTERGY NEW ORLEANS, INC.,

AS MODIFIED, DATED MAY 2, 2007

R. PATRICK VANCE (#13008)
ELIZABETH J. FUTRELL (#5863)
NAN ROBERTS EITEL (#19910)
TARA G. RICHARD (#26356)
JOSHUA J. LEWIS (#29950)
Jones, Walker, Waechter, Poitevent,
Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, LA 70170-5100
Phone: (504) 582-8000
Fax: (504) 582-8011
Attorneys for Entergy New Orleans, Inc.,
The debtor and debtor-in-possession

Entergy New Orleans, Inc., the debtor and debtor-in-possession herein (the "Debtor" or "ENOI"), proposes the following Fourth Amended Chapter 11 Plan of Reorganization, as Modified (this "Plan" or the "Debtor's Plan") for the resolution of the outstanding claims against and equity interests in the Debtor. The Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. 1129. For a discussion of the Debtor's history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Debtor's Plan, reference is made to the Disclosure Statement Filed by the Debtor that accompanies the Debtor's Plan (the "Disclosure Statement" or the "Debtor's Disclosure Statement"). There also are other agreements and documents that are referenced in the Debtor's Plan or the Debtor's Disclosure Statement and that will be available for review.

ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION

In addition to such other terms as may be defined in other Sections of this Plan, the following capitalized terms will have the following meanings:

Section 1.1 "2006 FRP Applications" collectively means the 2006 Electric FRP Application and the 2006 Gas FRP Application, as each may be amended or modified from time to time by the Debtor.

Section 1.2 "2006 Electric FRP Application" means the Debtor's 2006 Electric Formula Rate Plan Filing for the Evaluation Period Ended December 31, 2005, filed with the City Council on June 30, 2006, proceeding nos. UD-01-04 and UD-03-01, as may be amended or modified from time to time by the Debtor.

Section 1.3 "2006 Gas FRP Application" means the Debtor's 2006 Gas Formula Rate Plan Filing for the Evaluation Period Ended December 31, 2005, filed with the City Council on June 30, 2006, proceeding nos. UD-01-04 and UD-03-01, as may be amended or modified from time to time by the Debtor.

Section 1.4 "2006 Storm Cost Recovery and Reserve Application" means the Debtor's Application for Authorization to Implement Riders to Recover Costs Related to Hurricanes Katrina and Rita and to Adequately Fund a Storm Reserve of Entergy New Orleans, Inc, filed with the City Council on June 30, 2006, proceeding nos. UD-06-01 and 02, and includes both the Storm Cost Recovery Riders and Storm Reserve Riders, as the same may be amended or modified from time to time by the Debtor.

Section 1.5 "4.36% Preferred Series" means the series of preferred stock issued by ENOI, and designated as the 4.36% Preferred Stock, Cumulative $100 par value.

Section 1.6 "4.75% Preferred Series" means the series of preferred stock issued by ENOI, and designated as the 4.75% Preferred Stock, Cumulative $100 par value.

Section 1.7 "5.56% Preferred Series" means the series of preferred stock issued by ENOI, and designated as the 5.56% Preferred Stock, Cumulative $100 par value.

Section 1.8 "Ad Hoc Bondholders Committee" means the ad hoc committee consisting of Bay Harbour Management, Bay Harbour 90-1, Ltd., Bay Harbour Master LTD, Institutional Benchmarks Master Fund Limited, MSS Distressed & Opportunities 2, BHCO Master, Ltd., Drawbridge Special Opportunities Advisors LLC, Drawbridge DSO Securities LLC, Drawbridge OSO Securities LLC, Drawbridge Global Macro Master Fund Ltd., Catalyst Credit Opportunity Master Fund LLP, LYXOR Catalyst Credit Opportunity Ltd., Catalyst Investment Management Co., LLC, Luminous Management, LLC, Luminous Energy Partners Master Fund, LTD, Luminous Asset Partners, LP, and J.P. Morgan Securities Inc., each in its capacity as a Bondholder.

Section 1.9 "Ad Hoc Bondholders Committee Fees" means the obligations incurred by the Ad Hoc Bondholders Committee to reimburse the reasonable fees and expenses of (a) Kazowitz, Benson, Torres & Friedmann LLP, and (b) its local counsel, as the professionals retained by the Ad Hoc Bondholders Committee; provided, however, that (a) such Ad Hoc Bondholders Committee Fees shall not exceed $250,000, and (b) the Debtor's payment of the Ad Hoc Bondholders Committee Fees shall be subject to a reasonableness review by the Bankruptcy Court either pursuant to the Fee Order, if applicable, or otherwise, in the Bankruptcy Court's discretion.

Section 1.10 "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the Debtor's business, including Administrative Trade Claims and DIP Financing Claim; (b) the Professional Fee Claims; (c) the U.S. Trustee Fees; (d) the Administrative Claims, if any, of the PBGC; (e) the Bond Trustee's Claim and the Bond Trustee's Professional Fee Claim pursuant to the provisions of Section 4.2 of the Debtor's Plan; (f) the FGIC Professional Fee Claim pursuant to the provisions of 4.3 of the Debtor's Plan; (g) the Ad Hoc Bondholders Committee Fees; and (h) the Cure Amount Claims.

Section 1.11 "Administrative Claim Bar Date" means the date by which, except as otherwise provided in the Debtor's Plan, all requests for payment of Administrative Claims are required to be Filed with the Bankruptcy Court.

Section 1.12 "Administrative Claim Bar Date Order" means the Order of the Bankruptcy Court (which may be the Confirmation Order) establishing the Administrative Claim Bar Date.

Section 1.13 "Administrative Trade Claim" means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the Debtor's business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

Section 1.14 "Affiliate" has the same meaning set forth in section 101(2) of the Bankruptcy Code.

 Section 1.15 "Allowed" means, (a) when used with respect to an Administrative Claim, all or any portion of an Administrative Claim (i) that has been allowed, or adjudicated in favor of the Holder by estimation or liquidation, by a Final Order, or (ii) that was incurred by the Debtor in the ordinary course of business during the Bankruptcy Case, or (iii) that is specifically deemed allowed pursuant to the Debtor's Plan; provided, however, that in no event shall a post-petition obligation that is contingent or Disputed and subject to liquidation through pending or prospective litigation, including, but not limited to, alleged obligations arising from personal injury, property damage, products liability, consumer complaints, employment law, secondary payor liability, or any other disputed legal or equitable claim based on tort, statute, contract, equity, or applicable state law, be considered to be an obligation which is payable in the ordinary course of business; or (b) when used with respect to a Claim other than an Administrative Claim, such Claim or any portion thereof (i) that has been allowed, or adjudicated in favor of the Holder by estimation or liquidation, by a Final Order, or (ii) as to which (x) no Proof of Claim has been Filed, and (y) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as Disputed, or (iii) for which a Proof of Claim in a liquidated amount has been timely Filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (x) no objection to its allowance has been Filed within the periods of limitation fixed by the Debtor's Plan, the Bankruptcy Code, or any Order of the Bankruptcy Court, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (iv) that is expressly allowed in a liquidated amount in the Debtor's Plan, or (v) is specifically deemed allowed pursuant to the Debtor's Plan.

Section 1.16 "Ballot" means the form to be distributed with the Debtor's Disclosure Statement to each Holder of an Impaired Claim, Preferred Interest, or Equity Interest on which the Holder shall indicate, among other things, acceptance or rejection of the Debtor's Plan.

Section 1.17 "Bankruptcy Case" means this case no. 05-17697 in the Bankruptcy Court under chapter 11 of the Bankruptcy Code Filed on September 23, 2005.

Section 1.18 "Bankruptcy Causes of Action" means all claims or causes of action of the Debtor against any and all third parties for the recovery of (a) transfers of Cash, offsets, debt forgiveness and other types or kinds of property, or the value thereof, recoverable exclusively pursuant to sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code, or otherwise applicable non-bankruptcy law, (b) any claims or causes of action of the Debtor for subordination under section 510 of the Bankruptcy Code or under other applicable laws, and (c) all claims or causes of action that arise under title 11 of the United States Code

Section 1.19 "Bankruptcy Code" means title 11 section 101 et seq. of the United States Code, as amended from time to time.

Section 1.20 "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Louisiana, having jurisdiction over the Bankruptcy Case, or if such court ceases to exercise jurisdiction over the Bankruptcy Case, such court or adjunct thereof that exercises jurisdiction over the Bankruptcy Case.

Section 1.21 "Bankruptcy Rules" mean the Federal Rules of Bankruptcy Procedure as provided by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

Section 1.22 "Bar Date" means the last day for Filing proofs of claim, as established by the Bankruptcy Court.

Section 1.23 "Bar Date Order" means the Order (P-653) that established the Bar Date, as the same may have been amended.

Section 1.24 "Bonds" collectively means the (a) First Mortgage Bonds, 6.75% Thirteenth Series, due on October 15, 2017, in the principal amount of $25,000,000, issued pursuant to the Bond Indenture and Mortgage on or about October 18, 2002, (b) First Mortgage Bonds 3.875% Fourteenth Series, due on August 1, 2008, in the original principal amount of $30,000,000, issued pursuant to the Bond Indenture and Mortgage on or about July 31, 2003, (c) First Mortgage Bonds, 5.25% Fifteenth Series, due on August 1, 2013, in the original principal amount of $70,000,000, issued pursuant to the Bond Indenture and Mortgage on or about July 31, 2003, (d) Insured Quarterly First Mortgage Bonds, 5.65% Sixteenth Series, due on September 1, 2029, in the original principal amount of $40,000,000, issued pursuant to the Bond Indenture and Mortgage on or about August 1, 2004, (e) Insured Quarterly First Mortgage Bonds, 5.60% Seventeenth Series, due on September 1, 2024, in the original principal amount of $35,000,000, issued pursuant to the Bond Indenture and Mortgage on or about August 15, 2004, and (f) the First Mortgage Bonds, 4.98% Eighteenth Series, due on July 1, 2010, in the original principal amount of $30,000,000, issued pursuant to the Bond Indenture and Mortgage on or about June 22, 2005.

Section 1.25 "Bond Claim" means the Secured Claim arising on or with respect to the Bonds, which is comprised of the following:  (a) the principal amount of $229,935,000; plus (b) any unpaid interest as of the Effective Date (whether accruing before or after the Petition Date), notwithstanding any stipulation regarding interest contained in the DIP Financing Final Order or otherwise, at the non-default rate provided in the Bond Indenture and Mortgage through September 24, 2006, in the approximate amount of $13,571,565, minus that portion of the FGIC Cure Amount Claim related to interest for such period; plus (c) if the Effective Date has not occurred by June 30, 2007, interest at the applicable non-default rate provided in the Bond Indenture and Mortgage on the amount in clause (b) from and after June 30, 2007 until paid; plus (d) interest on the outstanding principal amount of the Bonds at the applicable non-default rate provided in the Bond Indenture and Mortgage after September 24, 2006, net of any periodic Cash payments made by the Debtor on account of the Stipulation and Order, and, in each case to the extent applicable, minus that portion of the FGIC Cure Amount Claim related to interest for such period.

Section 1.26 "Bondholders" collectively means the Holders of the Bond Claims as of the Voting Record Date (for purposes of soliciting votes on the Debtor's Plan), or on the Distribution Record Date (for purposes of distributions pursuant to the Debtor's Plan).

Section 1.27 "Bond Collateral" collectively means all of Debtor's property and assets that collateralized and secured the Bond Claims as granted and provided for in the Bond Indenture and Mortgage immediately before the Petition Date, together with all repairs, replacements, additions, betterments and improvements made to such property and assets at any time, including but not limited to (irrespective of whether the Bond Trustee's security interest or Lien existed immediately before the Petition Date and/or pursuant to the DIP Financing Final Order) the Insurance
Policies and Proceeds.

Section 1.28 "Bond Indenture and Mortgage" collectively means that certain Mortgage and Deed of Trust, dated as of May 1, 1987, as supplemented or amended from time to time, by and between ENOI, as issuer, and Bank of Montreal Trust Company, Mark G. McLaughlin and Z. George Klodnicki, as Co-Trustees, together with any and all supplements thereto.

Section 1.29 "Bond Trustee" collectively means The Bank of New York (successor to Harris Trust Company of New York and Bank of Montreal Trust Company) as Trustee, and any co-trustee who serves pursuant to the Bond Indenture and Mortgage.

Section 1.30 "Bond Trustee's Claim" means the Administrative Claim of the Bond Trustee in respect of its internal reasonable fees and expenses for services rendered by the Bond Trustee under the Bond Indenture and Mortgage until the Effective Date, subject to the provisions of Section 4.2 of the Debtor's Plan; provided, however, that the Bond Trustee's Claim shall not include the Bond Trustee's Professional Fee Claim or the Bond Claim.

Section 1.31 "Bond Trustee's Professional Fee Claim" means any Claim of the Bond Trustee for reimbursement of the reasonable fees and expenses of the Bond Trustee's Professionals incurred in connection with the Debtor or the Bankruptcy Case through the Effective Date, subject to the provisions of Section 4.2 of the Debtor's Plan.

Section 1.32 "Bond Trustee's Professionals" collectively means (a) Heller, Draper, Hayden, Patrick & Horn, LLP, (b) Emmet, Marvin & Martin, LLP, and (c) Houlihan, Lokey, Howard & Zukin.

Section 1.33 "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New Orleans, Louisiana are required or authorized to close by law or executive order.

Section 1.34 "Capital One" means Capital One, National Association.

Section 1.35 "Capital One Collateral" means all of the Debtor's interests in its accounts receivable from its retail electric and natural gas utility customers, as set forth in that certain Security Agreement, by and between the Debtor and Capital One, dated July 20, 2005, a copy of which is attached to Capital One's Proof of Claim.

Section 1.36 "Capital One Secured Claim" means and includes all loans, advances, interest, indebtedness, liabilities, obligations, guarantees, covenants, and duties at any time owing by the Debtor to Capital One, whether or not evidenced by any note or other instrument and whether or not for the payment of money, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, together with all interest accruing thereon and any and all costs of collection, late fees, charges, expenses and attorney's fees, and such other obligations provided for in the agreements and documents between the Debtor and Capital One.

Section 1.37 "Cash" means legal tender of the United States of America and equivalents thereof.

Section 1.38 "Causes of Action" collectively means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise, including, without limitation, any and all Bankruptcy Causes of Action.

Section 1.39 "CDBG Funds" means the Cash awarded or to be awarded to the Debtor in response to the Debtor's application for a grant pursuant to HUD's Community Development Block Grant Program.

Section 1.40 "City Council" means The Council of the City of New Orleans, Louisiana.

Section 1.41 "Claim" has the same meaning set forth in section 101(5) of the Bankruptcy Code.

Section 1.42 "Class" means a category of Holders of Claims, Preferred Interests, or Equity Interests, as more fully described in Article II of the Debtor's Plan.

Section 1.43 "Clerk" means the Clerk of the Bankruptcy Court.

Section 1.44 "Confirmation" means the entry of an Order by the Bankruptcy Court confirming the Debtor's Plan.

Section 1.45 "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Docket.

Section 1.46 "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Debtor's Plan pursuant to  section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

Section 1.47 "Confirmation Order" means the Order of the Bankruptcy Court confirming the Debtor's Plan pursuant to section 1129 of the Bankruptcy Code.

Section 1.48 "Confirmation Procedures Order" means the Order granting the Debtor's Motion for Entry of an Order Approving (I) the Confirmation Hearing Notice, the Manner of Mailing and Service of the Solicitation Package and Confirmation Notice and Publication of the Confirmation Hearing Date, (II) the Voting Agent and Procedures for Voting and Tabulation of Ballots, (III) the Forms of Ballots, and (IV) the Procedures for Allowing Claims for Voting Purposes (P-1543).

Section 1.49 "Creditors' Committee" means the Official Committee of Unsecured Creditors of the Debtor, as appointed by the U. S. Trustee pursuant to section 1102 of the Bankruptcy Code.

Section 1.50 "Cure Amount Claim" means any Claim based upon the Debtor's defaults on an Executory Contract or Unexpired Lease that exist at the time that the Debtor assumes such Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code, including without limitation the FGIC Cure Amount Claim; provided, however, that Cure Amount Claim excludes any Claim (or any portion of any Claim) by an Affiliate of the Debtor to the extent that it is for amounts the Debtor owes for the period before the Petition Date pursuant to any Executory Contract assumed by the Debtor other than (a) the ISES PPA, (b) RB 30 PPA, (c) the WBL PPA, or (d) the UPSA.

Section 1.51 "Debtor" has the meaning set forth in the introductory paragraph of the Debtor's Plan.

Section 1.52 "DIP Financing Claim" means the Claims arising from or with respect to the DIP Financing Facility pursuant to the DIP Financing Final Order.

Section 1.53 "DIP Financing Facility" means the credit facility pursuant to which Entergy Corporation has been advancing loans from time to time to the Debtor in accordance with that certain DIP Credit Agreement dated as of September 26, 2005 by and between Entergy Corporation and the Debtor, as it may be amended or modified from time to time, the documents entered into in connection therewith and the DIP Financing Final Order.

Section 1.54 "DIP Financing Final Order" collectively means that certain Final Order (I) Authorizing Debtor To Use Cash Collateral and to Obtain Post Petition Financing Pursuant to 11 U.S.C. 105, 361, 362, 363(c)(1), 363(c)(2), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e), (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. 361, 362, 363 and 364, and (III) Approving Stipulation (P-456), as the same was thereafter extended by the Bankruptcy Court (P-1084), including the stipulation set forth on the record at the hearing held on December 7, 2005 (P-458) (as set forth in the transcript of such hearing), and the Order (P- 739) approving the Motion for Order Approving Settlement with the Bank of New York, as Successor Trustee, Pursuant to Bankruptcy Rule 9019 (P-558).

Section 1.55 "Disbursing Agent" means the Reorganized Debtor or an entity designated by the Reorganized Debtor to act as a Disbursing Agent pursuant to the Debtor's Plan.

Section 1.56 "Disclosure Statement" or the "Debtor's Disclosure Statement" means the disclosure statement Filed by the Debtor that relates to this Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Section 1.57 "Disputed" means, as to any Administrative Claim or Claim against or Interest in the Debtor, (a) any Claim proof of which was required to be Filed by Order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly Filed, (b) any Claim which was timely and properly Filed, but which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, (c) any Administrative Claim, Claim or Interest which is disputed under the Debtor's Plan, or (d) any Administrative Claim, Claim or Interest, to which the Debtor, Creditors' Committee or, if not prohibited by the Debtor's Plan, any other party in interest, has interposed a timely objection, which objection has not been withdrawn or determined by a Final Order. Any Claim that is deemed Allowed pursuant the Debtor's Plan shall not be Disputed within the meaning of this definition

Section 1.58 "Distribution Record Date" means the first Business Day after the Confirmation Date.

Section 1.59 "Docket" means the docket in the Bankruptcy Case maintained by the Clerk.

Section 1.60 "Document Website" means the internet site with the address www.bmccorp.net, at which the Debtor's Plan, the Plan Exhibits, the Debtor's Disclosure Statement, and the schedules to the Debtor's Disclosure Statement will be available, without charge, to any party in interest and the public.

Section 1.61 "Effective Date" means the first Business Day after which the conditions specified in Section 9.1 of the Debtor's Plan have been satisfied or waived.

Section 1.62 "ENOI" has the meaning set forth in the introductory paragraph of the Debtor's Plan.

Section 1.63 "Entergy Arkansas" means Entergy Arkansas, Inc., an Arkansas corporation, formerly named Arkansas Power & Light Company, and an ENOI Affiliate.

Section 1.64 "Entergy Corporation" means Entergy Corporation, a Delaware Corporation, and the sole owner of the Equity Interests.

Section 1.65 "Entergy Gulf States" means Entergy Gulf States, Inc., a Texas corporation, and an ENOI Affiliate.

Section 1.66 "Entergy Louisiana" means Entergy Louisiana, LLC, a Texas limited liability company, and its predecessor Entergy Louisiana, Inc. (formerly named Louisiana Power & Light Company), both ENOI Affiliates.

Section 1.67 "Entergy Mississippi" means Entergy Mississippi, Inc., a Mississippi corporation, formerly named Mississippi Power & Light Company, and an ENOI Affiliate.

Section 1.68 "Entergy Operations" means Entergy Operations, Inc., a Delaware corporation that is directly owned by Entergy Corporation and is the nuclear plant operator for the nuclear plants that are owned by the regulated utilities of Entergy Corporation.

Section 1.69 "Entergy Services" means Entergy Services, Inc., a Delaware corporation, and an ENOI Affiliate.

Section 1.70 "Entergy System" means the generating resources and bulk transmission facilities that are jointly operated as a single, integrated electric system of the Operating Companies, the operation of which is subject to the System Agreement.

Section 1.71 "Entergy System Money Pool" means the intercompany cash management system currently in effect among Entergy Corporation (as a lender only), Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, Entergy Operations, Entergy Services, SERI and System Fuels in which these participants are authorized to loan excess available funds to, and borrow at specified maximum borrowing limits from, the other participants.

Section 1.72 "Entity" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, unincorporated organization, estate, trust, governmental unit or other entity, including the Debtor and the Office of the U.S. Trustee, whether singular or plural.

Section 1.73 "Equity Interests" collectively means a legal, equitable, or contractual Claim arising from any share or other instrument evidencing an ownership in the Debtor, whether or not transferable or denominated "stock" or any similar security, and any options, warrants, rights, convertible securities, liquidation preference or other right to acquire such shares or other instruments, or the right to payment or compensation based on such interest, including but not limited to, Claims arising from rescission of the purchase or sale of such stock ownership interest, or damages arising from the purchase or sale of interest of such stock ownership interest, or for reimbursement or contribution on account of such Claim; provided, however, Equity Interests exclude Preferred Interests.

Section 1.74 "Estate" means the estate created upon the commencement of the Bankruptcy Case by section 541 of the Bankruptcy Code.

Section 1.75 "Executory Contract" means a contract to which the Debtor is a party that is subject to assumption, assumption and assignment, or rejection under section 365 of the Bankruptcy Code.

Section 1.76 "Excess Carriers" collectively means excess insurance coverage that was placed through Underwriters at Lloyd's, London, and Hartford Steam Boiler Inspection & Insurance Company, a wholly owned subsidiary of American International Group.

Section 1.77 "Exculpated Parties" collectively means Released Parties.

Section 1.78 "Fee Order" means that certain Order entered August 17, 2006 (P-1081).

Section 1.79 "FERC" means the Federal Energy Regulatory Commission.

Section 1.80 "FGIC" means Financial Guaranty Insurance Company, the insurer of the Insured Bonds.

Section 1.81 "FGIC Agreements" collectively means the FGIC Insurance Agreements and the Surety Bonds.

Section 1.82 "FGIC Cure Amount Claim" means (a) $4,216,340, plus (b) any interest payments FGIC made on the Insured Bonds after November 30, 2006 and before the Effective Date that is not paid to FGIC or the Bond Trustee pursuant to the Stipulation and Order, plus (c) if the Effective Date shall not have occurred on or before June 30, 2007, interest on the amounts in (a) and (b) of this Section 1.83 of the Debtor's Plan, net of any periodic Cash payments made by the Debtor in respect of such amounts under the Stipulation and Order, which additional interest shall begin to accrue on July 1, 2007, and shall accrue at the interest rate specified in Section 2.02 of the FGIC Insurance Agreements, until such amounts are paid.

Section 1.83 "FGIC Insurance Agreements" collectively means (a) that certain Insurance Agreement dated as of August 17, 2004 between the Debtor and FGIC related to financial guarantee insurance policy number 04010507, together with such financial guarantee insurance policy with respect to the Sixteenth Bond Series, and (b) that certain Insurance Agreement dated as of August 24, 2004 between the Debtor and FGIC related to financial guarantee insurance policy number 04010544, together with such financial guarantee insurance policy, with respect to the Seventeenth Bond Series.

Section 1.84 "FGIC Professionals" collectively means King & Spalding LLP, McGlinchey Stafford, PLLC and The Blackstone Group L.P.

Section 1.85 "FGIC Professional Fee Claim" means any Claim of FGIC for reimbursement of the reasonable fees and expenses of the FGIC Professionals incurred in connection with the Debtor or the Bankruptcy Case through the Effective Date, subject to the provisions of Section 4.3 of the Debtor's Plan.

Section 1.86 "File," "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Bankruptcy Case.

Section 1.87 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the Docket in the Bankruptcy Case, or on the docket of any other court, the operation or effect of which has not been stayed, reversed, or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing or leave to appeal was filed or, if filed, no appeal or petition for review or rehearing remains pending; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

Section 1.88 "General Unsecured Claim" means any Claim that arose before the Petition Date that is not an Administrative Claim, Cure Amount Claim, Priority Tax Claim, Other Priority Claim, Capital One Secured Claim, Bond Claim, Other Secured Claim, Intercompany Claim, Litigation Claim, Workers' Compensation Claim, Government Environmental Claim, or Odom Claim.

Section 1.89 "General Unsecured Claim Note" and "General Unsecured Claim Notes" means, individually, each promissory note to be issued by the Reorganized Debtor to the Holder of an Allowed General Unsecured Claim, in accordance with Option B of Section 5.5 of the Debtor's Plan, and collectively, all such promissory notes, to be substantially in the form of Plan Exhibit 1.89.

Section 1.90 "Government Environmental Claim" collectively means the Claims of the U.S. Government and/or the State of Louisiana for damages allegedly caused by the actions or inactions of the Debtor before the Petition Date, and that allegedly caused the death of pelicans.

Section 1.91 "Grand Gulf" means Unit No. 1 of Grand Gulf Steam Electric Generating Station (nuclear), 90% owned or leased by SERI.

Section 1.92 "Holder" means any Entity that holds a Claim or Interest.

Section 1.93 "HUD" means the United States Department of Housing and Urban Development.

Section 1.94 "Impaired" means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of section 1124 of the Bankruptcy Code.

Section 1.95 "Insurance Policies and Proceeds" collectively means (a) all of the past, present and future insurance policies entered into by any Entity (including, without limitation, the Debtor, the Reorganized Debtor, Entergy Corporation, Entergy Services or any of the Affiliates of the Debtor or the Reorganized Debtor) for the benefit of the Debtor, whether or not currently in effect, to the extent they insure all or any part of the Bond Collateral, and (b) all of the proceeds of such insurance policies paid on account of the Bond Collateral, whether or not such proceeds have been paid to the Debtor or the Reorganized Debtor.

Section 1.96 "Interests" collectively means the Equity Interests and Preferred Interests.

Section 1.97 "Insured Bonds" collectively means the Sixteenth Bond Series and the Seventeenth Bond Series.

Section 1.98 "Intercompany Claims" collectively means any Claim by an ENOI Affiliate; provided, however, Intercompany Claims excludes (a) the DIP Financing Claim, (b) the Subordinated DIP Financing Claim, (c) any Administrative Claim, and (d) any Cure Amount Claim.

Section 1.99 "Intercompany Note" and "Intercompany Notes" means, individually, each promissory note to be issued by the Reorganized Debtor to the Holder of an Allowed Intercompany Claim in the principal amount of such Allowed Intercompany Claim, and  collectively, all such promissory notes, to be substantially in the form of and having the terms set forth in Plan Exhibit 1.99, and otherwise consistent with the provisions of Section 5.6 of the Debtor's Plan.

Section 1.100 "IRS" means the Internal Revenue Service of the Department of Treasury of the United States of America.

Section 1.101 "ISES PPA" means that certain Master Power Purchase and Sale Agreement by and between ENOI, as purchaser, and Entergy Power, Inc., as seller, related to a portion of the power generated by Unit 2 of the Independence Steam Electric Station, a coal-fired electric generating station owned in part by Energy Power, Inc. Any Claim based upon the Debtor's defaults, if any, on the ISES PPA that exist at the time the Debtor assumes the ISES PPA pursuant to section 365 of the Bankruptcy Code shall be a Cure Amount Claim.

Section 1.102 "Katrina Insurance Proceeds" means the proceeds of any policy of insurance that provided coverage for any losses suffered by the Debtor that were incurred by or as a result of Hurricane Katrina and its aftermath, including primary non-nuclear property insurance coverage that was placed through OIL and certain excess insurance coverage that was placed through the Excess Carriers.

Section 1.103 "Katrina Insurance Protocol" means the protocol regarding the allocation and distribution of the Katrina Insurance Proceeds, approved by the Bankruptcy Court by Order dated May 25, 2006 (P-867); provided, however, that the references in the Debtor's Plan do not indicate that the Katrina Insurance Protocol will survive the Effective Date.

Section 1.104 "Lien" has the same meaning set forth in section 101(37) of the Bankruptcy Code.

Section 1.105 "Litigation Claims" collectively means any Claim that has not been settled, compromised or otherwise resolved before the Effective Date, and (a) that arises from death, bodily injury, sickness, disease, medical monitoring or other personal injuries (whether physical, emotional or otherwise), whether or not such Claim relates, directly or indirectly, in whole or in part, to (i) asbestos or asbestos containing products for which the Debtor allegedly has liability, (ii) that arises out of allegations of property damage, products liability or similar legal theories of recovery, or (iii) that arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment, or (b) that is asserted in currently pending regulatory, administrative or adjudicatory proceedings, or appeals or further regulatory, administrative or adjudicatory proceedings resulting therefrom, commenced by or on behalf of ratepayers, or that is asserted in pending or subsequently filed lawsuits related to pending regulatory, administrative or adjudicatory proceedings resulting therefrom, that are commenced by or on behalf of ratepayers, including any such pending or subsequently filed lawsuits that were stayed, deferred, or dismissed without prejudice pending resolution of any such regulatory, administrative or adjudicatory proceedings; provided, however, Litigation Claims do not include (a) the Workers' Compensation Claims, (b) the Government Environmental Claim, or (c) the Odom Claim.

Section 1.106 "LRA" means the Louisiana Recovery Authority.

Section 1.107 "LRA Resolution" means the resolution, dated October 12, 2006, pursuant to which the LRA voted to recommend $200 million in CDBG Funds for ENOI.

Section 1.108 "Material Adverse Change" means the occurrence of an event that causes significant asset or property damage or a significant reduction in the Debtor's customer base or any event or circumstance that, in the reasonable judgment of the Debtor, is likely to have a material adverse effect on the Debtor's financial condition, business, performance, operations or properties of the Debtor, including but not limited to the Debtor's ability to obtain insurance coverage that is substantially similar to the coverage that existed as of the Petition Date for a substantially similar premium.

Section 1.109 "Odom Claim" means the judgment rendered against the Debtor in Odom v. Phillips et al., in the case that was pending before the Civil District Court for the Parish of Orleans, and any subsequent judgment that may be rendered therein, or as a result of any appeal or writ of review thereof.

Section 1.110 "OIL" means Oil Insurance Limited, a mutual insurance company of which Entergy Corporation is a shareholder.

Section 1.111 "Operating Companies" collectively means the Debtor, Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, and Entergy Mississippi.

Section 1.112 "Order" means an order or judgment of the Bankruptcy Court as entered on the Docket.

Section 1.113 "Ordinary Course Professionals Order" collectively means the Order (P-433) that approved ENOI's Application for an Order Nunc Pro Tunc Authorizing the Employment and Compensation of Certain Professionals Utilized in the Ordinary Course of the Debtor's Business (P-261), together with any subsequent Order approving a subsequent application Filed by ENOI for an Order authorizing the employment and compensation of professionals utilized in the ordinary course of the Debtor's business.

Section 1.114 "Other Priority Claim" means any Claim, other than an Administrative Claim or a Priority Tax Claim, that is entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.

Section 1.115 "Other Retirement, Employment and Incentive Compensation Programs" means the retirement (other than the Qualified Retirement Plan), employment, welfare, incentive, severance, and other plans for or agreements with one or more of ENOI's active and retired directors, officers and employees that existed on and after the Petition Date, as more fully described in Plan Exhibit 1.115.

Section 1.116 "Other Secured Claim" means any Secured Claim other than the Capital One Secured Claim, the Bond Claims, and the DIP Financing Claim.

Section 1.117 "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation and an agency of the United States of America that administers the defined benefit pension plan termination insurance programs under Title IV of the Employee Retirement Income Security Act of 1974, as amended.

Section 1.118 "Petition Date" means September 23, 2005.

Section 1.119 "Plan" or the "Debtor's Plan" means this Chapter 11 Plan of Reorganization, Filed by the Debtor, as the same may be amended, together with the Plan Exhibits.

Section 1.120 "Plan Exhibits" mean the exhibits that are attached to the Debtor's Plan, or will be Filed no later than ten (10) Business Days before the commencement of the Confirmation Hearing.

Section 1.121 "Post-Petition Bond Liens" means the additional security interests and Liens granted to the Bond Trustee, on behalf of the Bondholders, pursuant to the DIP Financing Final Order, consisting solely of those security interests and Liens that encumber property other than the Bond Collateral. For the avoidance of doubt, the Post-Petition Bond Liens shall not include the security interests or Liens of the Bond Trustee on the Bond Collateral (including, but not limited to (irrespective of whether the Bond Trustee's security interest or Lien existed immediately before the Petition Date and/or pursuant to the DIP Financing Final Order), the Insurance Policies and Proceeds).

Section 1.122 "Preferred Interests" collectively means the 4.36% Preferred Series, the 4.75% Preferred Series, and the 5.56% Preferred Series.

Section 1.123 "Priority Tax Claim" means a Claim arising under United States federal, state or local Tax laws that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

Section 1.124 "Professional" means any professional employed in the Bankruptcy Case pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Bankruptcy Case pursuant to section 503(b) of the Bankruptcy Code.

Section 1.125 "Professional Fee Claims" mean the Claims of (a) any Professional in the Bankruptcy Case pursuant to sections 330 or 1103 of the Bankruptcy Code, or (b) any Professional or other entity seeking compensation or reimbursement of expenses in connection with the Bankruptcy Case pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code; provided, however, that Professional Fee Claims does not include the Bond Trustee's Claim, the Bond Trustee's Professional Fee Claim, the FGIC Professional Fee Claim, or the Ad Hoc Bondholders Committee Fees.

Section 1.126 "Proof of Claim" means a proof of claim that was Filed in this Bankruptcy Case.

Section 1.127 "Qualified Retirement Plan" means the Entergy Corporation Retirement Plan for Non-Bargaining Employees, a defined benefit plan that is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended, that existed as of the Petition Date.

Section 1.128 "RB 30 PPA" means that certain Master Power Purchase and Sale Agreement by and between ENOI, as purchaser, and Entergy Gulf States, as seller, related to a portion of the power generated by River Bend. Any Claim based upon the Debtor's defaults, if any, on the RB 30 PPA that exist at the time the Debtor assumes the RB 30 PPA pursuant to section 365 of the Bankruptcy Code shall be a Cure Amount Claim.

Section 1.129 "Released Parties" means any of (or collectively, all of) FGIC, the Bond Trustee, the Creditors' Committee, Ad Hoc Bondholders Committee, the Debtor's Affiliates, and the Debtor's and such other parties' respective former and current officers, directors, employees, agents, members (in their capacity as such), financial advisors, attorneys and other representatives.

Section 1.130 "Reorganized Debtor" means the Debtor on and after the Effective Date.

Section 1.131 "Retiree Benefit" means payments to any Entity for the purpose of providing or reimbursing payments for retired employees of the Debtor and of any other Entities as to which the Debtor is obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established by the Debtor before the Petition Date, as such plan, fund or program was then in effect or as heretofore or hereafter amended.

Section 1.132 "Schedules" collectively means the schedules of assets and liabilities, the list of Holders of Interests and the statement of financial affairs Filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

Section 1.133 "Secured Claim" means an Allowed Claim that is secured by a Lien on the property of the Estate, as provided in section 506(a) of the Bankruptcy Code, which is valid, perfected and enforceable and not avoidable, to the extent of the value of such Lien, as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed in writing by the Debtor or Reorganized Debtor and the Holder of such Claim.

Section 1.134 "SEC" means the United States Securities and Exchange Commission.

Section 1.135 "Securities Act" means the Securities Act of 1933, 15 U.S.C. 77a-77aa, as now in effect or hereafter amended.

Section 1.136 "SERI" means System Energy Resources, Inc., an Arkansas corporation, and an ENOI Affiliate.

Section 1.137 "Seventeenth Bond Series" means the Insured Quarterly First Mortgage Bonds, 5.60% Seventeenth Series, due on September 1, 2024, in the original principal amount of $35,000,000, issued pursuant to the Bond Indenture and Mortgage on or about August 15, 2004.

Section 1.138 "Sixteenth Bond Series" means the Insured Quarterly First Mortgage Bonds, 5.65% Sixteenth Series, due on September 1, 2029, in the original principal amount of $40,000,000, issued pursuant to the Bond Indenture and Mortgage on or about August 1, 2004.

Section 1.139 "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the Debtor or Reorganized Debtor and a Holder of a Claim or Interest, or an agreed Order of the Bankruptcy Court, establishing the amount and nature of a Claim.

Section 1.140 "Stipulation and Order" means that certain Stipulation by and among the Debtor, the Bond Trustee and FGIC, Filed on December 8, 2006 (P-1469), and approved by the Bankruptcy Court on December 19, 2006 (P-1493).

Section 1.141 "Storm Cost Recovery Riders" means those tariffs proposed in the 2006 Storm Restoration and Reserve Application whereby the Debtor seeks to recover certain of its gas and electric costs related to Hurricanes Katrina and Rita, as the same may be amended or modified from time to time by the Debtor.

Section 1.142 "Storm Reserve Riders" means those tariffs proposed in the 2006 Storm Restoration and Reserve Application whereby the Debtor seeks to recover and reserve money dedicated to future storm restoration and rebuild costs for its gas and electric systems, as the same may be amended or modified from time to time by the Debtor.

Section 1.143 "Subordinated DIP Financing Claim" means the Claim for repayment of the money advanced under the DIP Financing Facility to pay quarterly dividends on the 4 _% Preferred Series, which repayment obligation is subordinated according to an Order of the Bankruptcy Court (P-814).

Section 1.144 "Surety Bonds" collectively means (a) that certain surety bond issued by FGIC dated August 17, 2004 related to financial guarantee insurance policy number 04010507, and (b) that certain surety bond issued by FGIC dated August 24, 2004 related to financial guarantee insurance policy number 04010544.

Section 1.145 "System Agreement" means that certain Agreement, effective January 1, 1983, as modified, approved by the FERC on June 13, 1985, pursuant to which the Operating Companies share certain benefits and costs of joint operation of the Energy System.

Section 1.146 "System Fuels" means System Fuels, Inc., a Louisiana corporation that is owned by Entergy Arkansas, Entergy Louisiana Properties, LLC, Entergy Mississippi and the Debtor.

Section 1.147 "Tax" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority, or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

Section 1.148 "Tax Claim" means any Claim of a governmental unit, whether federal, state or local, for recovery of a tax of any kind whatsoever (including any interest, penalty or addition thereto) incurred or arising before the Effective Date, including but not limited to Claims of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Section 1.149 "Unexpired Lease" means a lease to which the Debtor is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.

Section 1.150 "Unimpaired" means, with respect to any Claim or Interest, that such Claim or Interest is not impaired within the meaning of section 1124 of the Bankruptcy Code.

Section 1.151 "U.S. Government" means the United States of America, but does not include the IRS.

Section 1.152 "Unsecured Debt Provision" collectively means those provisions of the Amended and Restated Articles of Incorporation of Entergy New Orleans, Inc., effective November 15, 1999, that require, under the circumstances set forth therein, the Holders of the Preferred Interests to consent to the issuance or assumption of unsecured notes, debentures or other securities representing unsecured indebtedness, as provided in Article Fifth, paragraph 7(b), and Article Fifth, II, paragraph (D)(2).

Section 1.153 "UPSA" means that certain Unit Power Sales Agreement, dated as of June 10, 1982, as amended and approved by FERC, among the Debtor, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, and SERI, relating to the sale of capacity and energy from SERI's share of Grand Gulf. Any Claim based upon the Debtor's defaults, if any, on the UPSA that exist at the time the Debtor assumes the UPSA pursuant to section 365 of the Bankruptcy Code shall be a Cure Amount Claim.

Section 1.154 "U.S. Trustee Fees" collectively means all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, 28 U.S.C. 1911-1930.

Section 1.155 "Voting Record Date" means the date, as established in the Confirmation Procedures Order as the date by Order of the Bankruptcy Court, for determining the Holders of Claims and Interests, who are entitled to vote on the Plan, in accordance with Bankruptcy Rule 3017(d).

Section 1.156 "WBL PPA" means that certain Master Power Purchase and Sale Agreement by and between ENOI, as purchaser, and Entergy Arkansas, as seller, related to power generated by six solid fuel units (coal and nuclear) owned by Entergy Arkansas. Any Claim based upon the Debtor's defaults, if any, on the WBL PPA that exist at the time the Debtor assumes the WBL PPA pursuant to section 365 of the Bankruptcy Code shall be a Cure Amount Claim.

Section 1.157 "Workers' Compensation Claims" collectively means all Claims against the Debtor for the payment of workers' compensation benefits under applicable law.

Section 1.158 Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Debtor's Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Debtor's Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Debtor's Plan.

Any reference in the Debtor's Plan to a document or instrument being in a particular form means that the document or instrument shall be in substantially such form. Any reference in the Debtor's Plan to an existing document or instrument means such document or instrument as it may have been amended, modified or supplemented from time to time. Unless otherwise specified, all Section, Article, schedule or exhibit references in the Debtor's Plan are to the respective Section in, Article of, schedule to, or exhibit to, the Debtor's Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Debtor's Plan as a whole and not to any particular Section or clause contained in the  Debtor's Plan.  All Plan Exhibits are incorporated into the Debtor's Plan, and shall be deemed to be included in the Debtor's Plan, regardless of when such Plan Exhibits are Filed.

In computing any period of time prescribed or allowed by the Debtor's Plan, the provisions of Bankruptcy Rule 9006(a) shall apply as though the Debtor's Plan is an Order of the Bankruptcy Court.

 ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 2.1 Division of Claims. For all purposes, including organization, voting, Confirmation and distributions pursuant to the Debtor's Plan, except as otherwise provided herein, all Claims (except for Administrative Claims and Priority Tax Claims) and Interests are classified as provided in Article II of the Debtor's Plan.

Section 2.2 Allowed Claims and Interests. A Claim or Interest is treated in a particular Class only to the extent such Claim or Interest is Allowed.

Section 2.3 Classification of Claims and Interests. Claims and Interests are classified as follows:

(a) Class 1 consists of Other Priority Claims.
(b) Class 2 consists of the Capital One Secured Claim.
(c) Class 3 consists of the Bond Claims.
(d) Class 4 consists of the Other Secured Claims.
(e) Class 5 consists of General Unsecured Claims.
(f) Class 6 consists of Intercompany Claims.
(g) Class 7 consists of the Litigation Claims.
(h) Class 8 consists of the Workers' Compensation Claims.
(i) Class 9 consists of the Government Environmental Claim.
(j) Class 10 consists of the Odom Claim.
(k) Class 11A consists of the 4.36% Preferred Series, Class 11B consists of the 4.75% Preferred Series, and Class 11C consists of the 5.56% Preferred Series.
(l) Class 12 consists of the Equity Interests.

ARTICLE III
IDENTIFICATION OF UNIMPAIRED AND
IMPAIRED CLASSES OF CLAIMS AND INTERESTS

Section 3.1 Unimpaired Classes of Claims and Interests. The Claims and Interests in Class 1 (Other Priority Claims), Class 7 (Litigation Claims), Class 8 (Workers' Compensation Claims), Class 9 (Government Environmental Claim) are Unimpaired under the Debtor's Plan, and are deemed to have accepted the Debtor's Plan under the provisions of section 1126(f) of the Bankruptcy Code. The Debtor will not solicit acceptances of the Debtor's Plan from Holders of Claims or Interests in Class 1, Class 7, Class 8, or Class 9.

Section 3.2 Impaired Classes of Claims and Interests. The Claims and Interests in Class 2 (Capital One Secured Claim), Class 3 (Bond Claims), Class 4 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Intercompany Claims), Class 10 (Odom Claim), Class 11A (the 4.36% Preferred Series), Class 11B (the 4.75% Preferred Series), Class 11C (the 5.56% Preferred Series), and Class 12 (Equity Interests) are Impaired under the Debtor's Plan, and the Debtor will solicit acceptances of the Debtor's Plan from the Holders of Claims and Interests in Class 2, Class 3, Class 4, Class 5, Class 6, Class 10, Class 11A, Class 11B, Class 11C and Class 12. Pursuant to the Confirmation Procedures Order and Section 5.3(d) of the Debtor's Plan, and consistent with the Bond Indenture and Mortgage and the FGIC Insurance Agreements, FGIC is entitled to vote to accept or reject the Debtor's Plan as if it were the Holder of the Insured Bonds.

ARTICLE IV
TREATMENT OF CERTAIN UNCLASSIFIED
ADMINISTRATIVE CLAIMS, CERTAIN FEES AND TAXES

Section 4.1 Unclassified Claims.

(a) Payment of Administrative Claims

(i) Administrative Claims in General. Except as otherwise provided herein or unless otherwise agreed in a written agreement by and between the Holder of an Administrative Claim and the Debtor or Reorganized Debtor, each Holder of an Allowed Administrative Claim will receive from the Reorganized Debtor, in full satisfaction of its Administrative Claim, Cash equal to the Allowed amount of such Administrative Claim either (A) within fifteen (15) days of the Administrative Claims Bar Date, or (B) if the Administrative Claim is not Allowed on or before the Effective Date, within thirty (30) days after the date on which (i) an Order that Allows such Administrative Claim becomes a Final Order, or (ii) a Stipulation of Amount and Nature of Claim is executed by the Reorganized Debtor and the Holder of such Administrative Claim.

(ii) U.S. Trustee Fees. On or before the Effective Date, fees payable pursuant to 28 U.S.C. 1930(a)(6) will be paid by the Debtor or the Disbursing Agent in Cash. All fees payable pursuant to 28 U.S.C. 1930(a)(6) will be paid by the Reorganized Debtor in accordance therewith until the closing of the Bankruptcy Case pursuant to section 350(a) of the Bankruptcy Code.

(iii) Ordinary Course Liabilities. Unless otherwise agreed in written agreement by and between the Holder of any such Claim and the Debtor, Allowed Administrative Claims based on liabilities incurred by the Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes, including Tax audit Claims related to tax years commencing after the Petition Date, Allowed Administrative Claims of the PBGC, if any, and Allowed Administrative Claims arising from Executory Contracts and Unexpired Leases of the kind described in Section 8.2 of the Debtor's Plan, other than Cure Amount Claims) will be paid by the Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims. Allowed Cure Amount Claims will be paid in accordance with Section 8.2 of the Debtor's Plan, and Section 5.3 of the Debtor's Plan (with respect to the FGIC Cure Amount Claim) in each case without any further action by the Holders of such Administrative Claims.

(iv) The DIP Financing Claim. Unless otherwise agreed in written agreement by and between Entergy Corporation and the Debtor or Reorganized Debtor, within fifteen (15) days of the Effective Date, the DIP Financing Claim will be paid in full in Cash, without any further action by Entergy Corporation; provided, however, that the Bankruptcy Court will resolve any dispute regarding the amount of the DIP Financing Claim; and further provided, however, that the portion of the DIP Financing Claim constituting the Subordinated DIP Financing Claim will be paid as provided in Section 4.1(a)(v) of the Debtor's Plan.

(v) The Subordinated DIP Financing Claim.  The Subordinated DIP Financing Claim will be paid in full in Cash, without any further action by Entergy Corporation, within ten (10) days from the date that all other Allowed Claims are paid when they are due under the Debtor's Plan.

Section 4.2 Bond Trustee's Professional Fee Claim and the Bond Trustee's Claim.

(a) Bond Trustee's Professional Fee Claim. The Bond Trustee's Professional Fee Claim shall be Allowed in accordance with the terms and procedures set forth in the Fee Order. Within fifteen (15) days after the Effective Date, the Bond Trustee will receive from the Reorganized Debtor Cash equal to the amount of such Allowed Bond Trustee's Professional Fee Claim (to the extent not previously paid by the Debtor) in full satisfaction of the Bond Trustee's Professional Fee Claim, and neither the Bond Trustee nor the Bond Trustee's Professionals shall have any additional Claim against the Debtor or the Reorganized Debtor for services rendered by the Bond Trustee's Professionals in connection with the Bankruptcy Case through the Effective Date. The Bond Trustee's Professional Fee Claim in respect of its financial advisors, Houlihan, Lokey, Howard, Zukin ("Houlihan"), shall be deemed Allowed on the Effective Date in the following amounts, exclusive of amounts previously paid by the Debtor (it being agreed that the following amounts are reasonable): $150,000 plus reasonable expenses for each month from the Petition Date through November 30, 2006; $75,000 plus reasonable expenses for the month of December 2006; $37,500 plus reasonable expenses per month from January 2007 through the month that the Confirmation Date occurs; and $25,000 plus reasonable expenses per month thereafter through the month that the Effective Date occurs. The Debtor's payment of the Bond Trustee's Professional Fee Claim (including the fees and expenses of Houlihan) shall remain subject to a reasonableness review by the Bankruptcy Court pursuant to the Fee Order.

(b) Bond Trustee's Claim. The Bond Trustee's Claim shall be Allowed in accordance with the terms and procedures set forth in the Fee Order. Within fifteen (15) days after the Effective Date, the Bond Trustee will receive from the Reorganized Debtor Cash equal to the amount of such Allowed Bond Trustee's Claim (to the extent not previously paid by the Debtor) in full satisfaction of the Bond Trustee's Claim, and the Bond Trustee shall have no additional Claim against the Debtor or the Reorganized Debtor for services rendered or expenses incurred on or before the Effective Date in connection with the Bankruptcy Case. The Debtor's payment of the Bond Trustee's Claim shall remain subject to a reasonableness review by the Bankruptcy Court pursuant to the Fee Order.

Section 4.3 FGIC Professional Fee Claim. The FGIC Professional Fee Claim shall be Allowed in accordance with the terms and procedures set forth in the Fee Order, regardless of whether the applicable FGIC Professional has been previously determined to be a "Lender Professional" covered by the Fee Order. Within fifteen (15) days after the Effective Date, FGIC will receive from the Reorganized Debtor Cash equal to the amount of such Allowed FGIC Professional Fee Claim (to the extent not previously paid) in full satisfaction of the FGIC Professional Fee Claim, and neither FGIC nor the FGIC Professionals shall have any additional Claim against the Debtor or Reorganized Debtor for services rendered by the FGIC Professionals in connection with the Bankruptcy Case through the Effective Date. The FGIC Professional Fee Claim in respect of its financial advisors, The Blackstone Group, LP, shall be Allowed (regardless of whether The Blackstone Group, LP is determined to be a "Lender Professional" covered by the Fee Order) pursuant to the Debtor's Plan in the amount of $750,000 plus reasonable expenses, it being agreed that
$750,000 is a reasonable fee; provided, however, that the Debtor's payment of the FGIC Professional Fee Claim (including the fees and expenses of The Blackstone Group, LP) shall remain subject to a reasonableness review by the Bankruptcy Court either pursuant to the Fee Order, if applicable, or otherwise, in the Bankruptcy Court's discretion.

Section 4.4 Bar Dates for Administrative Claims.

(a) General Bar Date Provisions. Except as otherwise provided in the Debtor's Plan or the Administrative Claim Bar Date Order, requests for payment of Administrative Claims must be Filed on or before the Administrative Claim Bar Date and served pursuant to the procedures specified in the Administrative Claim Bar Date Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by such date will be forever barred from asserting such Administrative Claims against the Debtor, the Reorganized Debtor, or their respective property, and such Administrative Claims will be deemed waived and released as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtor and the requesting party by the later of (i) one hundred and twenty (120) days after the Effective Date, and (ii) sixty (60) days after the Filing of the applicable request for payment of Administrative Claims.

(b) Bar Dates for Certain Administrative Claims.

(i) Professional Fee Claims. Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claims within sixty (60) days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Professional Fee Claims, including any objections by the U.S. Trustee, must be Filed and served on the Reorganized Debtor and the requesting party by the later of (A) ninety (90) days after the Effective Date, and (B) thirty (30) days after the Filing of the applicable request for payment of the Professional Fee Claims. To the extent necessary, the Confirmation Order will amend and supersede any previously entered Order of the Bankruptcy Court, regarding the payment of Professional Fee Claims.

(ii) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred by the Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including tax audit Claims arising after the Petition Date) and Administrative Claims arising from Executory Contracts and Unexpired Leases other than Cure Amount Claims will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section 4.1(a)(iii) of the Debtor's Plan.

(iii) The DIP Financing Claim. Entergy Corporation will not be required to File or serve any request for payment of the DIP Financing Claim, and such Claim will be treated as an Allowed Claim and satisfied pursuant to Section 4.1(a)(iv) and (v) of the Debtor's Plan.

(iv) The Bond Trustee's Professional Fee Claim, the Bond Trustee's Claim, the FGIC Professional Fee Claim and the FGIC Cure Amount Claim. Except as provided in the Fee Order, the Bond Trustee and FGIC will not be required to File or serve any request for payment of the Bond Trustee's Professional Fee Claim, the Bond Trustee's Claim, or the FGIC Professional Fee Claim, and the foregoing Claims will be treated as Allowed Claims and satisfied pursuant to Sections 4.2 and 4.3 of the Debtor's Plan. FGIC shall not be required to File or serve any request for payment of the FGIC Cure Amount Claim which shall be paid pursuant to Section 5.3 of the Debtor's Plan.

Section 4.5 Payment of Priority Tax Claims. Unless otherwise agreed in a written agreement by and between the Holder of a Priority Tax Claim and the Debtor or Reorganized Debtor, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, each Holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Except as to Priority Tax Claims held by the IRS, payments will be made in equal quarterly installments of principal (commencing on the later of the Effective Date and the first quarterly distribution date following the date such Claim becomes an Allowed Claim), plus simple interest accruing from the Effective Date at the rate publicly quoted on the Confirmation Date by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the Holders of such Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). The Priority Tax Claims of the IRS will be paid in monthly payments that will bear interest at the rate provided by Internal Revenue Code sections 6621 and 6622, with the first such payment being due sixty days after assessment of the tax liabilities in question. The Reorganized Debtor will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

ARTICLE V
TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 5.1 Class 1 Claims (Other Priority Claims). Class 1 consists of the Other Priority Claims. Unless otherwise agreed in a written agreement by and between the Holder of an Other Priority Claim and the Debtor or Reorganized Debtor, in full satisfaction of the Holder's Other Priority Claim, each Holder of an Other Priority Claim will receive Cash in an amount equal to the Allowed amount of such Holder's Other Priority Claim. If the Holder's Other Priority Claim is Allowed on or before the Effective Date, the Disbursing Agent will make the distribution to such Holder within fifteen (15) days of the Effective Date. If, however, the Holder's Other Priority Claim is not Allowed on or before the Effective Date, the Disbursing Agent will make the distribution to such Holder within fifteen (15) days after the earlier of the date on which (a) an Order allowing the Other Priority Claim becomes a Final Order, or (b) such Holder and the Debtor or Reorganized Debtor execute a Stipulation Regarding the Amount and Nature of the Claim.

Section 5.2 Class 2 (Capital One Secured Claim). Class 2 consists of the Capital One Secured Claim. Unless Capital One and the Debtor or Reorganized Debtor otherwise agree, in writing, in full satisfaction of the Capital One Secured Claim, Capital One will receive Cash in an amount equal to the Allowed amount of the Capital One Secured Claim. If the Capital One Secured Claim is Allowed on or before the Effective Date, the Disbursing Agent will make the distribution to Capital One within fifteen (15) days of the Effective Date. If, however, the Capital One
Secured Claim is not Allowed on or before the Effective Date, the Disbursing Agent will make the distribution to Capital One within fifteen (15) days after the earlier of the date on which (a) an Order that allows the Capital One Secured Claim becomes a Final Order, or (b) Capital One and the Debtor or Reorganized Debtor execute a Stipulation Regarding the Amount and Nature of the Claim. In any event, payment in Cash of the Allowed Capital One Secured Claim is conditioned on the simultaneous execution and delivery by the Holder of the Lien in the Capital One Collateral of all necessary documentation to effect a full release of such Lien. Unless and until payment is made, the Capital One Collateral will continue to secure the Capital One Secured Claim until the Capital One Secured Claim is satisfied.

Section 5.3 Class 3 (Bond Claims).

(a) Treatment. Class 3 consists of the Bond Claims. On the Effective Date:

(i) The Bond Collateral will continue to secure the Bond Claims as provided in the Bond Indenture and Mortgage, and the Bond Collateral will not be released, modified, cancelled or discharged under the Debtor's Plan or the Confirmation Order;

(ii) Immediately upon full payment of the DIP Financing Facility, without the necessity of any further notice or Order, the Post-Petition Bond Liens will be dissolved and released, and until the DIP Financing Facility is fully paid the Post-Petition Bond Liens shall remain in full force and effect;

(iii) The terms and conditions of the Bonds and the Bond Indenture and Mortgage (including without limitation the provisions of Section 9.05 of  the Bond Indenture and Mortgage) and the FGIC Agreements will remain unaltered (and shall be supplemented by Section 5.3(c) of the Debtor's Plan), the Bond Claims shall become obligations of the Reorganized Debtor, and the Reorganized Debtor shall have, undertake and perform all obligations to pay interest and principal, in such amounts and as and when due, pursuant to the Debtor's Plan, the Bonds, the Bond Indenture and Mortgage and the FGIC Agreements;

(iv) Notwithstanding anything to the contrary, any and all defaults and events of defaults or events which, with the passage of time, the giving of notice or both, would constitute defaults or events of defaults or would otherwise give rise to the right to exercise remedies under the Bond Indenture and Mortgage or the Bonds, in each case occurring prior to the Effective Date, shall be deemed to be cured, without further action or notice (or, to the extent cure is not applicable, to be irrevocably waived as of the Petition Date in accordance with the terms thereof), by the treatment provided under the Debtor's Plan; and

(v) The Bond Claim shall be deemed Allowed pursuant to the Debtor's Plan, and the Disbursing Agent will distribute Cash to the Bond Trustee, for the benefit of the Bondholders, in an amount equal to the amounts set forth in clauses (b), (c) and (d) of the definition of Bond Claim in Section 1.25 of the Debtor's Plan.

(b) The FGIC Agreements. With respect to the FGIC Insurance Agreements and the Surety Bonds: (i) the legal, equitable, and contractual rights of FGIC and the Bond Trustee under the FGIC Insurance Agreements and the Surety Bonds shall remain unaltered and shall survive and be unaffected by entry of the Confirmation Order; (ii) the legal, equitable, and contractual obligations of ENOI under the FGIC Insurance Agreements shall remain unaltered and the FGIC Insurance Agreements shall become obligations of the Reorganized Debtor; and (iii) on the Effective Date, FGIC shall receive Cash in an amount equal to the FGIC Cure Amount Claim (which Claim shall be deemed Allowed pursuant to the Debtor's Plan) and, subject to the provisions of Section 4.3 of the Debtor's Plan, the FGIC Professional Fee Claim. Notwithstanding anything contained in the Debtor's Plan, FGIC's rights under the Bond Indenture and Mortgage, the FGIC Insurance Agreements, and/or applicable law (including, without limitation, any and all subrogation rights) are hereby expressly reserved; provided, however, notwithstanding anything to the contrary in this Section 5.3(b) of the Debtor's Plan, or any other provision of the Debtor's Plan, any and all defaults and events of defaults or events which, with the passage of time, the giving of notice or both, would constitute defaults or events of defaults or would otherwise give rise to the right to exercise remedies under the FGIC Insurance Agreements, in each case occurring prior to the Effective Date, shall be deemed to be cured without further action or notice (or, to the extent cure is not applicable, to be irrevocably waived in accordance with the terms thereof), by the treatment provided under the Debtor's Plan.

(c) Insurance Policies and Proceeds. The Bond Trustee's Liens, security interests and rights in the Debtor's rights in the Insurance Policies and Proceeds (whether the Debtor, the Reorganized Debtor, Entergy Corporation and/or Entergy Services are named as the insured parties) be and are hereby found and declared (and the Confirmation Order shall so find and declare) to be valid and fully perfected, and such Liens, security interests and rights be and they are hereby acknowledged, reaffirmed, regranted and perfected as a continuing security interest in the form of a collateral assignment or otherwise. Notwithstanding anything in the Bond Indenture and Mortgage to the contrary, the Debtor and the Reorganized Debtor hereby grant to the Bond Trustee a security interest in the Debtor's and the Reorganized Debtor's rights with respect to such Insurance Policies and Proceeds, including the right to receive proceeds of the same from the named insured, whether such rights exist as general intangibles, accounts receivable or some other type of collateral, and the Debtor and the Reorganized Debtor will take all necessary action to evidence the perfection of such security interest. The Debtor and the Reorganized Debtor agree that, if it is not a named insured, it will cause the named insured to agree to receive and to distribute the Debtor's and the Reorganized Debtor's allocable share of the proceeds of such Insurance Policies and Proceeds in a manner consistent with the allocation provisions of the Katrina Insurance Protocol (whether in respect of insurance proceeds related to Hurricane Katrina or any other insurance proceeds as to which the Debtor and the Reorganized Debtor may now or in the future be entitled), and will provide notice to such named insured of the Bond Trustee's security interest in the Debtor's and the Reorganized Debtor's rights to receive such proceeds. The Confirmation Order shall set forth the foregoing provisions.

(d) Insured Bonds Voting Rights. Pursuant to Section 5.03(a) of the FGIC Insurance Agreements and Section 2.03 of the supplemental indentures for the Sixteenth Bond Series and Seventeenth Bond Series, FGIC is entitled to vote to accept or reject the Debtor's Plan as if it were the Holder of the Insured Bonds.

(e) Ad Hoc Bondholders Committee Fees. On the Effective Date, the Disbursing Agent will distribute Cash to the Ad Hoc Bondholders Committee, on behalf of the members of the Ad Hoc Bondholders Committee, in an amount equal to the Ad Hoc Bondholders Committee Fees. Notwithstanding the foregoing, the Debtor's payment of the Ad Hoc Bondholders Committee Fees shall be subject to a reasonableness review by the Bankruptcy Court either pursuant to the Fee Order, if applicable, or otherwise, in the Bankruptcy Court's discretion.

Section 5.4 Class 4 (Other Secured Claims). Class 4 consists of the Other Secured Claims. Except as otherwise agreed, in writing, by the Holder of an Other Secured Claim and the Debtor or Reorganized Debtor, on the later of the Effective Date and the date on which such Claim is Allowed, each Holder of an Allowed Other Secured Claim will be entitled to receive treatment on account of such Allowed Other Secured Claim in the manner set forth in either Option A or B below, at the Debtor's election. The Debtor will be deemed to have elected Option B, except with respect to any Allowed Other Secured Claim as to which the Debtor elects Option A in a certification Filed within fifteen (15) days before the commencement of the Confirmation Hearing.

Option A: Each Holder of an Allowed Claim in Class 4 with respect to which the Debtor or Reorganized Debtor elects Option A will receive, in satisfaction of its Allowed Class 4 Claim, Cash equal to the Allowed amount of such Claim.

Option B: Each Allowed Claim in Class 4 with respect to which the Debtor or Reorganized Debtor elects Option B, or is deemed to have elected Option B, will be Unimpaired within the meaning of section 1123 of the Bankruptcy Code.

Section 5.5 Class 5 (General Unsecured Claims). Class 5 consists of General Unsecured Claims. Unless otherwise agreed in a written agreement by and between the Holder of a General Unsecured Claim and the Debtor or Reorganized Debtor, in full satisfaction of the General Unsecured Claim, each Holder of a General Unsecured Claim will receive one of the following alternative treatments:

Option A: If Class 5 votes to accept the Debtor's Plan in accordance with section 1126 of the Bankruptcy Code, each Holder of a General Unsecured Claim will receive Cash equal to the aggregate amount of (a) the Allowed amount of such Holder's General Unsecured Claim, and (b) interest on the principal amount of the Allowed amount of such Holder's General Unsecured Claim at the following per annum interest rates: (i) six percent (6%) from the Petition Date through December 31, 2005; (ii) eight percent (8%) from January 1, 2006 through December 31, 2006; and (iii) the applicable Louisiana judicial interest rate plus one percent (1%) from January 1, 2007, until paid. If the Holder's General Unsecured Claim is Allowed on or before the Effective Date, the Disbursing Agent will make the distribution to the Holder within fifteen (15) days of the Effective Date. If, however, the Holder's General Unsecured Claim is not Allowed on or before the Effective Date, the Disbursing Agent will make the distribution to such Holder within fifteen (15) days after the earlier of the date on which (a) an Order allowing the General Unsecured Claim becomes a Final Order, or (b) the Holder and the Debtor or Reorganized Debtor execute a Stipulation Regarding the Amount and Nature of the Claim.

Option B: If Class 5 votes to reject the Debtor's Plan in accordance with section 1126 of the Bankruptcy Code, each Holder of a General Unsecured Claim will receive an General Unsecured Claim Note in the principal amount of the Allowed amount of such Holder's General Unsecured Claim. The General Unsecured Claim Notes will mature on the third anniversary of the Effective Date, and will bear interest at the following per annum rates: (i) from the Petition Date through December 31, 2005, at six percent (6%); (ii) from January 1, 2006 through December 31, 2006, at eight percent (8%); and (iii) from January 1, 2007, until paid, at the applicable Louisiana judicial interest rate plus one percent (1%); provided, however, that if the Holder has a General Unsecured Claim in the Allowed amount of $1,000 or less, such Holder will receive Cash equal to the principal amount of the Allowed amount of such Holder's General Unsecured Claim, together with interest at the following per annum rates: (i) from the Petition Date through December 31, 2005, at six percent (6%); (ii) from January 1, 2006 through December 31, 2006, at eight percent (8%); and (iii) from January 1, 2007, until paid, at the applicable Louisiana judicial interest rate plus one percent (1%). If the Holder's General Unsecured Claim is Allowed on or before the Effective Date, the Reorganized Debtor will issue the General Unsecured Claim Note to the Holder, or make the distribution if the Holder's General Unsecured Claim is in the Allowed amount of $1,000 or less, within fifteen (15) days of the Effective Date. If, however, the Holder's General Unsecured Claim is not Allowed on or before the Effective Date, the Reorganized Debtor will issue the General Unsecured Claim Note to the Holder, or make the Cash distribution if the Holder's General Unsecured Claim is in the Allowed amount of $1,000 or less, within fifteen (15) days after the earlier of the date on which (i) an Order allowing the General Unsecured Claim becomes a Final Order, or (ii) the Holder and the Debtor or Reorganized Debtor execute a Stipulation Regarding the Amount and Nature of the Claim.

Section 5.6 Class 6 (Intercompany Claims). Class 6 consists of Intercompany Claims. In full satisfaction of the Intercompany Claims, each Holder of an Intercompany Claim will receive an Intercompany Note in the principal amount of the Allowed amount of such Holder's Intercompany Claim plus an amount equal to interest on such Allowed Claim at the following per annum rates: (a) from the Petition Date through December 31, 2005, at six percent (6%); (b) from January 1, 2006 through December 31, 2006, at eight percent (8%); and (c) from January 1, 2007, until the
Effective Date, at the applicable Louisiana judicial interest rate plus one percent (1%). The Intercompany Notes will mature on the third anniversary of the Effective Date, or, at the Debtor's option, the earlier sale, transfer or other disposition of all or substantially all of the Reorganized Debtor's distribution assets. The Intercompany Notes will bear interest, until paid, at the applicable Louisiana judicial interest rate plus one percent (1%). If the Holder's Intercompany Claim is Allowed on or before the Effective Date, the Reorganized Debtor will issue the Intercompany Note to the Holder within fifteen (15) days of the Effective Date. If, however, the Holder's Intercompany Claim is not Allowed on or before the Effective Date, the Reorganized Debtor will issue the Intercompany Note to the Holder within fifteen (15) days after the earlier of the date on which (a) an Order allowing the Intercompany Claim becomes a Final Order, or (b) the Holder and the Debtor or Reorganized Debtor execute a Stipulation Regarding the Amount and Nature of the Claim; provided, however, that any Stipulation Regarding the Amount and Nature of Claims with respect to an Intercompany Claim shall require Bankruptcy Court approval, after notice and hearing.

Section 5.7 Class 7 (Litigation Claims). Class 7 consists of the Litigation Claims. Unless otherwise agreed in a written agreement by and between the Holder of a Litigation Claim and the Debtor or Reorganized Debtor, each Litigation Claim is Unimpaired under the Debtor's Plan, shall not be discharged, and the legal, equitable and contractual rights to which such Litigation Claim entitles the Holder of such Claim shall be unaltered by the Debtor's Plan.

Section 5.8 Class 8 (Workers' Compensation Claims). Class 8 consists of Workers' Compensation Claims. The Disbursing Agent will pay all Workers' Compensation Claims that are Allowed and determined to be valid under applicable state law and the corresponding programs that the Debtor maintains, in accordance with the terms and conditions of such state law and such programs. Nothing in the Debtor's Plan shall be deemed to discharge, release, or relieve the Debtor or Reorganized Debtor from any current or future liability with respect to any Allowed Workers Compensation Claim, regardless of when the underlying injuries occurred.

Section 5.9 Class 9 (Government Environmental Claim). Class 9 consists of the Government Environmental Claim. On the Effective Date, the Government Environmental Claim will be deemed an Allowed Claim in the amount of $250,000. In full satisfaction of the Allowed Government Environmental Claim, within fifteen (15) days of the Effective Date, the Disbursing Agent will make distributions of $150,000 to the Louisiana Wildlife and Fisheries Foundation, and $100,000 to the U.S. Fish & Wildlife Service.

Section 5.10 Class 10 (Odom Claim). Class 10 consists of the Odom Claim. The Odom Claim is a Disputed Claim, and the Holder(s) of the Odom Claim are subject to the injunction of Section 10.2 of the Debtor's Plan. Nevertheless, the Holder(s) of the Odom Claim and the Debtor may continue to prosecute and/or to defend the Odom Claim in the courts of the State of Louisiana, but the Holder(s) of the Odom Claim are and shall be enjoined from taking any action against the Debtor, the Reorganized Debtor, any insurer on any policy of insurance providing insurance in favor of the Debtor or Reorganized Debtor, or the property of any of them to collect or to further the collection of any portion of the Odom Claim, other than such action as may be allowed pursuant to other provisions of the Debtor's Plan. Upon entry of a final judgment that is not the  subject of any appeal or writ of review and that has not been stayed by order of a court of competent jurisdiction, to the extent that such final judgment remains in full force and effect (a) the Odom Claim will become an Allowed Claim and will be entitled to the treatment afforded to General Unsecured Claims in Class 5, and (b) the Holder(s) of the Odom Claim may take any action to collect the Odom Claim allowed by non-bankruptcy law against any insurer on any policy of insurance in favor of the Debtor or Reorganized Debtor or any property of any such insurer.

Section 5.11 Class 11 (Preferred Interests). Class 11 consists of the Preferred Interests, including Class 11A, Class 11B, and Class 11C.

(a) Class 11A (4.36% Preferred Series). The Holders of the 4.36% Preferred Series will be entitled to one of the following treatments:

Option A: If Class 11A votes in favor of the Debtor's Plan, (i) the 4.36% Preferred Series will remain outstanding, (ii) within fifteen (15) days of the Effective Date, the Disbursing Agent will pay to the Holders of the 4.36% Preferred Series any accumulated, unpaid dividends, and (iii) the Holders of the 4.36% Preferred Series will be entitled to the same rights and privileges that existed on the Effective Date; provided, however, on and after the Effective Date, the Unsecured Debt Provision will terminate and have no force or effect.

Option B: If, on the other hand, Class 11A does not vote in favor of the Debtor's Plan, in full satisfaction of the 4.36% Preferred Series, the Debtor will provide treatment to the Holders of the 4.36% Preferred which is fair and equitable with respect to the 4.36% Preferred Series. Upon the Effective Date (i) the 4.36% Preferred Series will be cancelled and rendered null and void, without any corporate action or any action under any applicable agreement, law, regulation, rule or order, and (ii) the obligations of the Debtor and Reorganized Debtor under any and all  agreements and instruments related to the 4.36% Preferred Series, or executed in connection therewith, shall be discharged.

(b) Class 11B (4.75% Preferred Series). The Holders of the 4.75% Preferred Series will be entitled to one of the following treatments:

Option A: If Class 11B votes in favor of the Debtor's Plan, (i) the 4.75% Preferred Series will remain outstanding, (ii) within fifteen (15) days of the Effective Date, the Disbursing Agent will pay to the Holders of the 4.75% Preferred Series any accumulated, unpaid dividends, and (iii) the Holders of the 4.75% Preferred Series will be entitled to the same rights and privileges that existed on the Effective Date; provided, however, on and after the Effective Date, the Unsecured Debt Provision will terminate and have no force or effect.

Option B: If, on the other hand, Class 11B does not vote in favor of the Debtor's Plan, in full satisfaction of the 4.75% Preferred Series, the Debtor will provide treatment to the Holders of the 4.75% Preferred which is fair and equitable with respect to the 4.75% Preferred Series. Upon the Effective Date, (i) the 4.75% Preferred Series will be cancelled and rendered null and void, without any corporate action or any action under any applicable agreement, law, regulation, rule or order, and (ii) the obligations of the Debtor and Reorganized Debtor under any and all agreements and instruments related to the 4.75% Preferred Series, or executed in connection therewith, shall be discharged.

(c) Class 11C (5.56% Preferred Series). The Holders of the 5.56% Preferred Series will be entitled to one of the following treatments:

Option A: If Class 11C votes in favor of the Debtor's Plan, (i) the 5.56% Preferred Series will remain outstanding, (ii) within fifteen (15) days of the Effective Date, the Disbursing Agent will pay to the Holders of the 5.56% Preferred Series any accumulated, unpaid dividends, and (iii) the  Holders of the 5.56% Preferred Series will be entitled to the same rights and privileges that existed on the Effective Date; provided, however, on and after the Effective Date, the Unsecured Debt Provision will terminate and have no force or effect.

Option B: If, on the other hand, Class 11C does not vote in favor of the Debtor's Plan, in full satisfaction of the 5.56% Preferred Series, the Debtor will provide treatment to the Holders of the 5.56% Preferred which is fair and equitable with respect to the 5.56% Preferred Series. Upon the Effective Date (i) the 5.56% Preferred Series will be cancelled and rendered null and void, without any corporate action or any action under any applicable agreement, law, regulation, rule or order, and (ii) the obligations of the Debtor and Reorganized Debtor under any and all agreements and instruments related to the 5.56% Preferred Series, or executed in connection therewith, shall be discharged.

Section 5.12 Class 12 (Equity Interests). Class 12 consists of the Equity Interests. The Equity Interests are Impaired. The Holder of the Equity Interests shall retain such Equity Interests after the Effective Date, subject to the provisions of Section 6.4 of the Debtor's Plan.

ARTICLE VI
MEANS FOR IMPLEMENTATION
OF THE DEBTOR'S PLAN

Section 6.1 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtor. On and after the Effective Date, the Debtor will continue to exist as the Reorganized Debtor, with all the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable law. Except as otherwise provided in the Debtor's Plan (and subject to Section 6.2 of the Debtor's Plan), on and after the Effective Date, all property of the Debtor's Estate, and any property acquired by the Debtor or Reorganized Debtor under the Debtor's Plan, will vest in the Reorganized Debtor, free and clear of all Claims, Liens, charges, other encumbrances, and the Preferred Interests in Class 11A, Class 11B or Class 11C. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Debtor's Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor will pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of fee applications for such Professional) without application to the Bankruptcy Court.

Section 6.2 Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs.

(a) The Reorganized Debtor's Amended and Restated Articles of Incorporation and Bylaws. As of the Effective Date, the Reorganized Debtor's Amended and Restated Articles of Incorporation and Bylaws will be substantially in the form of Plan Exhibit 6.2(a). Among other things, the Amended and Restated Articles of Incorporation and Bylaws (a) will no longer include the Unsecured Debt Provision, (b) will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, (c) will provide for the restriction of dividends contained in Section 6.4 of the Debtor's Plan, and (d) will specify that the foregoing dividend restriction is not for the benefit of, and does not affect the rights of, the Preferred Interests for any purpose, including Article Fifth(J) of the Amended and Restated Articles of Incorporation. After the Effective Date, the Reorganized Debtor may further amend and restate its Amended and Restated Articles of Incorporation or Bylaws as permitted by the General Corporation Law of the State of Louisiana, subject to the terms and conditions of such constituent documents and in accordance with Section 9(b) of Ordinance No. 6822 Commission Council Series of the City of New Orleans, adopted April 18, 1922 and known as the Settlement Ordinance, as same may be modified, repealed or superseded.

(b) Directors and Officers of the Reorganized Debtor. The initial members of the boards of directors and initial officers of the Reorganized Debtor will consist of the individuals identified on Plan Exhibit 6.2(b). Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal in accordance with the terms of the Amended and Restated Articles of Incorporation and Bylaws of the Reorganized Debtor and applicable state law. Plan Exhibit 6.2(b) identifies the initial term for each director in accordance with the provisions of the Amended and Restated Articles of Incorporation and Bylaws of the Reorganized Debtor.

(c) The Qualified Retirement Plan and the Other Retirement, Employment and Incentive Compensation Programs. As of the Effective Date, the Reorganized Debtor will have authority to maintain, amend or revise the Qualified Retirement Plan and the Other Retirement, Employment and Incentive Programs, subject to the terms and conditions thereof.

(d) Corporate Action. The following (which will occur and be deemed effective as of the date specified in the documents effectuating the same or, if no date is so specified, the Effective Date) will be deemed authorized and approved in all respects and for all purposes without any requirement of further action by the Holders of Preferred Interests or Equity Interests, or the directors of the Debtor or Reorganized Debtor or any other person or entity: (i) the adoption of the Amended and Restated Articles of Incorporation and Bylaws for the Reorganized Debtor; (ii) the initial selection of directors and officers for the Reorganized Debtor; (iii) the distribution of Cash pursuant to the Debtor's Plan; (iv) the declaration of accumulated unpaid dividends on the Preferred Interests being paid within fifteen (15) days of the Effective Date pursuant to Section 5.11(a) of the Debtor's Plan; and (v) the other matters provided for under the Debtor's Plan involving the corporate structure of the Debtor or Reorganized Debtor or corporate action to be taken by, or required of, the Debtor or Reorganized Debtor.

Section 6.3 Entergy System Money Pool. From and after the Effective Date, ENOI intends to be a participant in the Entergy System Money Pool. Such participation is authorized through November 30, 2007 by the SEC Orders (HCAR No. 27918, dated November 30, 2004), as filed with FERC under provisions of the Public Utility Holding Company Act of 2005, and participation thereafter will require a final order from FERC authorizing ENOI's issuance of short-term debt securities under the terms of the Entergy System Money Pool. The Confirmation Order shall provide that any and all money deposited, contributed to or loaned by the Reorganized Debtor into the Entergy System Money Pool (net of amounts borrowed by the Reorganized Debtor after the Effective Date and then outstanding but before reduction for any attempted or actual setoff by any participant in the Entergy System Money Pool or Entergy Services), and interest thereon, will be immediately returned to the Reorganized Debtor upon written notice to Entergy Services, as agent for the Money Pool participants under the terms of the Entergy System Money Pool Agreement.

Section 6.4 Limitation on Declaring and Paying Common Dividends to Equity Interests. ENOI agrees it will not pay a common dividend in 2007 and 2008. In addition, for a period of three years after the Effective Date, the Reorganized Debtor agrees that it will not declare or pay any dividends on its common stock unless (a) the common equity ratio of its capital structure is at or above 40%, and (b) after giving effect to any such dividend, the common equity ratio will not fall below 40%. For purposes of determining the Reorganized Debtor's capital structure, there shall specifically be excluded from debt (x) the principal amount of the Intercompany Notes to be issued to Affiliates in accordance with Section 5.6 of the Debtor's Plan and (y) the principal amount of any securitization bonds issued in connection with the recovery of ENOI's storm costs. Notwithstanding the foregoing, the Reorganized Debtor's agreement to restrict dividend payments on common stock shall cease in the event and on the date that (i) the Reorganized Debtor sells all or substantially all of its distribution assets to the City of New Orleans or to a third party, or (ii) the credit rating of the Reorganized Debtor is published as investment grade by either Standard & Poor's or Moody's and the credit rating of the Reorganized Debtor's senior secured debt is published as investment grade by Standard & Poor's or Moody's; provided, however, that in the event that the Reorganized Debtor achieves investment grade credit rating, then for a period of three years after the Effective Date, no common dividend shall be paid if such payment would cause the credit rating of the Reorganized Debtor to drop below investment grade as stated in clause (ii) in the immediate preceding sentence. Nothing in Section 6.4 of the Debtor's Plan, or the Amended and Restated Articles of Incorporation provided for in Section 6.2(a) of the Debtor's Plan, will be considered to be for the benefit of, or affecting the rights of, the Preferred Interests.

Section 6.5 Preservation of Causes of Action by the Debtor and the Reorganized Debtor. Except as provided in the Debtor's Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Debtor's Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor will retain and may enforce any claims, demands, rights and Causes of Action that the Debtor or Estate may hold, to the extent not expressly released under the Debtor's Plan. The Reorganized Debtor may pursue such retained claims, demands, rights or Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtor.  Further, the Reorganized Debtor retains its rights to File and pursue any adversary proceedings against any creditor or vendor related to debit balances or deposits owed to the Debtor. Notwithstanding the foregoing, in the context of the Debtor's Plan, the Debtor does not anticipate commencing any Bankruptcy Causes of Action which would provide for recovery from creditors who received preferential transfers under section 547 of the
Bankruptcy Code, and is not aware of any other Bankruptcy Causes of Action it may have.

Section 6.6 Stipulation Regarding the Amount and Nature of the Claim. Except as provided in Section 5.6 of the Debtor's Plan with respect to the Intercompany Claims, from and after the Effective Date, the Reorganized Debtor will have authority to enter into a Stipulation Regarding the Amount and Nature of the Claim without the necessity of obtaining Bankruptcy Court approval.

Section 6.7 Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes. The Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Chief Financial Officer, Chief Operating Officer, any Senior Vice President or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements and documents and take such actions as may be necessary, appropriate or desirable to effectuate and implement the provisions of the Debtor's Plan. The Secretary or any Assistant Secretary of the Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to a stamp tax, real estate transfer tax, sales or use tax or similar Tax: (a) the creation of any mortgage, deed of trust, lien or other security interest; (b) the making or assignment of any lease or sublease; (c) any Restructuring Transaction; or (d) the making or delivery of any deed, bill of sale or other instrument of transfer or assignment or any plan of merger, consolidation, liquidation or dissolution under, in furtherance of or in connection with the Debtor's Plan.

ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1 Distribution for Allowed Claims as of the Effective Date. Except as otherwise provided in Article VII of the Debtor's Plan, distributions to be made on the Effective Date to Holders of Claims that are Allowed on or before the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as is practicable, but in any event within fifteen (15) days after the Effective Date unless (a) such Claim is a Cure Amount Claim associated with an Executory Contract or Unexpired Lease to be assumed pursuant to the Debtor's Plan about which there is dispute, in which case the paying on account of such Claim will be made in accordance with Section 8.2 of the Debtor's Plan, or (b) such distribution is returned to the Disbursing Agent as undeliverable in accordance with Section 7.3 of the Debtor's Plan.

Section 7.2 Delivery of Distributions.

(a) Generally. Except as provided in Section 7.2(b) of the Debtor's Plan with respect to the Bond Claims, the Disbursing Agent will make distributions to the Holders of Allowed Claims. With respect to the Holders of Bond Claims in Class 3, the Disbursing Agent will make distributions to the Bond Trustee.

(b) Special Provisions Regarding Distributions to the Holders of Bond Claims. The Disbursing Agent will make any distribution to Holders of an Allowed Bond Claims to the Bond Trustee for subsequent distribution to the Holders of the Bond Claims as of the Distribution Record Date in accordance with the Bond Indenture and Mortgage; provided, however, that distributions being made pursuant to Section 5.3(b)(iii) of the Debtor's Plan in respect of the FGIC Cure Amount Claim shall be paid directly to FGIC.

Section 7.3 Undeliverable Distributions.

(a) No Further Attempts at Delivery. If any distribution to a Holder of an Allowed Claim other than a Bond Claims or an Allowed Preferred Interest is returned to the Disbursing Agent as undeliverable, then unless and until the Disbursing Agent is notified in writing of the Holder's then-current address: (i) such undeliverable distributions will remain in the possession of the Disbursing Agent, and no further attempt will be made to deliver such distribution; and (ii) no attempt will be made to deliver subsequent distributions to such Holder.

(b) Forfeiture. Any Holder of an Allowed Claim (other than a Bond Claim) or Allowed Preferred Interest that does not assert a claim for an undeliverable distribution by delivering to the Disbursing Agent a written notice setting forth such Holder's then-current address within one hundred and eighty (180) days after the later of (i) the Effective Date, and (ii) the last date on which a distribution was deliverable to the Holder, will have its claim for undeliverable distributions discharged and will be forever barred from asserting such claim or any claim for subsequent distributions against the Debtor, Reorganized Debtor, the Disbursing Agent, or their respective properties.

(c) No Requirement to Attempt to Locate Holders. Nothing contained in the Debtor's Plan will require the Disbursing Agent, the Debtor or Reorganized Debtor to attempt to locate any Holder of an Allowed Claim or Allowed Preferred Interest.

Section 7.4 Exemption from Securities Laws. The issuance of the Intercompany Notes and any other securities that may be deemed issued pursuant to the Debtor's Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

Section 7.5 Means of Cash Payments. Except as otherwise provided in the Debtor's Plan, Cash payments made pursuant to the Debtor's Plan will be in United States currency by checks drawn on the account of the Disbursing Agent, or by wire transfer from a domestic bank; provided, however, that Cash payments to foreign Holders of Allowed Claims and Allowed Preferred Interests may be made. If a check included in a distribution to a Holder of an Allowed Claim or Allowed Preferred Interest is not cashed within one hundred and eighty (180) days of the issuance thereof, the Disbursing Agent will void such check and such distribution will be treated as undeliverable as provided in Section 7.3(b) and (c) of the Debtor's Plan.

Section 7.6 Setoffs. Except with respect to (a) Claims of the Debtor released pursuant to the Debtor's Plan or any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Debtor's Plan, (b) the DIP Financing Claim, and (c) Claims Allowed pursuant to the Debtor's Plan (including the Bond Claims, the Bond Trustee's Professional Fee Claim, the Bond Trustee's Claim, the FGIC Professional Fee Claim, the Ad Hoc Bondholders Committee Fees, and the FGIC Cure Amount Claim), the Debtor or Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Debtor's Plan on account of such Claim (before any distribution is made on account of such Claim) the Claims, rights and Causes of Action of any nature that the Debtor may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtor or Reorganized Debtor of any claims, rights and Causes of Action that the Debtor may possess against such a Holder, which are preserved under the Debtor's Plan.

Section 7.7 Distribution Record Date.

(a) Allowed Claims (other than the Bond Claims) and Allowed Preferred Interests. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Allowed Preferred Interest that occurs after the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those Holders of Allowed Claims and Allowed Preferred Interests that are Holders of such Claims and Preferred Interests, or participants therein, as of the Distribution Record Date.

(b) Allowed Bond Claims. For the purpose of making any distributions under the Debtor's Plan, neither the Disbursing Agent nor the Bond Trustee will have any obligation to recognize the transfer or sale of any Bond Claims that occurs after the Distribution Record Date.

(c) Pending Transfers. Except as otherwise provided in a Final Order of the Bankruptcy Code, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 before the Distribution Record Date will be treated as Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objection to such a transfer has not expired before the Distribution Record Date.

ARTICLE VIII
TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

Section 8.1 Executory Contracts or Unexpired Leases to Be Rejected or Assumed.

(a) Generally. Except as otherwise provided in the Debtor's Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Debtor's Plan, each Executory Contract or Unexpired Lease that is listed on Plan Exhibit 8.1 will be deemed rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving each such rejection, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date; provided, however, that, with the exception of the FGIC Insurance Agreements, the ISES PPA, the RB 30 PPA, the WBL PPA, the UPSA, and that certain Master Leasing Agreement by and between BLC Corporation and ENOI, dated as of December 1, 1983, as amended and supplemented (each of which will be assumed on the Effective Date), at any time before March 1, 2007, the Debtor reserves the right to amend Plan Exhibit 8.1 to (i) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its assumption pursuant to Article VIII of this Plan, or (ii) add any Executory Contract or Unexpired Lease thereto, thus providing for its rejection pursuant to this Section 8.1 of the Debtor's Plan. The Debtor will provide notice of any amendments to Plan Exhibit 8.1 to the Creditors' Committee and the parties to the Executory Contracts or Unexpired Leases affected thereby. Such notice be sent by overnight delivery or telecopy, and will include a Ballot and a form for Filing a Proof of Claim. Any Claims arising from cure amounts required to be paid in connection with the assumption of Executory Contracts with Affiliates or Unexpired Leases with Affiliates which are not Cure Amount Claims will be treated as Intercompany Claims in Section in 5.6 of the Debtor's Plan.

(b) Approval of Assumptions. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumption of each Executory Contract and Unexpired Lease that is not rejected pursuant to Section 8.1 of the Debtor's Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An Order of the Bankruptcy Court entered on or before the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed pursuant to the Debtor's Plan of: (i) the contract or lease being assumed; (ii) the Cure Amount Claim, if any, that the Debtor believes it would be obligated to pay in connection with such assumption; and (iii) the procedures for such party to object to the assumption of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

Section 8.2 Payments Related to the Assumption of Executory Contracts and Unexpired Leases. To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Debtor's Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor: (a) by payment of the Cure Amount Claim in Cash on the Effective Date; or (b) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding the amount of any Cure Amount Claim, or any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 8.3 Bar Date for Rejection Damages. Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Article VIII of this Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtor, the Reorganized Debtor, the successor of any of them, or the property of any of them, unless a request for payment of Administrative Claim is Filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Procedures Order, the notice of the entry of the Confirmation Order, or another Order of the Bankruptcy Court entered on the Docket within thirty (30) days after the Effective Date.

Section 8.4 Obligations to Indemnify Directors, Officers and Employees. The obligations of the Debtor or Reorganized Debtor to indemnify any person who is serving or has served as one of its directors, officers or employees by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation or bylaws, by statutory law or by written agreement, policies or procedures of or with the Debtor, will be deemed and treated as executory contracts that are assumed by the Debtor or Reorganized Debtor pursuant to the Debtor's Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date.

Section 8.5 Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by the Debtor, including any Executory Contracts or Unexpired Leases assumed by the Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Section 8.6 Insurance Policies and Agreements.

(a) Assumed Insurance Policies and Agreements. To the extent that the insurance policies issued to, or insurance agreements entered into by, the Debtor before the Petition Date constitute executory contracts under section 365 of the Bankruptcy Code, then, notwithstanding anything contained in Article VIII to the contrary, the Debtor's Plan will constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, its estate, and all parties in interest in the Bankruptcy Case. Except as otherwise provided in Section 5.3(b) of the Debtor's Plan with respect to the FGIC Cure Amount Claim, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto before the Effective Date, no payments are required to cure any defaults of the Debtor existing as of the Confirmation Date with respect to each such insurance policy or agreement.

(b) Reservation of Rights. Except for the releases set forth in Section 10.3(b) of the Debtor's Plan, nothing contained in the Debtor's Plan will constitute a waiver of any claim, right or Cause of Action that the Debtor or the Reorganized Debtor may hold against an insurer under any policy of insurance or insurance agreement.

Section 8.7 Assumption of the Bonds, the Bond Indenture and Mortgage, and the FGIC Insurance Agreements. To the extent that the Bonds, the Bond Indenture and Mortgage, and the FGIC Insurance Agreements are executory contracts within the meaning of section 365 of the Bankruptcy Code, then, notwithstanding anything contained in Article VIII of the Debtor's Plan to the contrary, the Debtor's Plan will constitute a motion to assume the foregoing (as applicable). Subject to the occurrence of the Effective Date, the entry of the Confirmation Order on the Docket will (a) constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code, (b) a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, its estate, and all parties in interest in the Bankruptcy Case, and (c) a determination by the Bankruptcy Court that each of the Bonds and the Bond Indenture and Mortgage and the FGIC Insurance Agreements are deemed assumed by the Debtor as of the Effective Date; provided, however, (a) that the payment of the FGIC Cure Amount Claim and the Allowed FGIC Professional Fee Claim shall constitute the cure of any default under the FGIC Insurance Agreements, such that no additional Cure Amount Claim shall exist with respect to the assumption of the FGIC Insurance Agreements, and (b) that the treatment provided under the Debtor's Plan in respect of the Bond Claims, Bond Trustee's Professional Fee Claims and the Bond Trustee's Claim shall constitute the cure of any default under the Bonds and the Bond Indenture and Mortgage, such that no additional Cure Amount Claim shall exist with respect to the assumption of the Bonds and the Bond Indenture and Mortgage.

Section 8.8 Compensation and Benefit Programs. Except as otherwise provided in a motion Filed before the Effective Date, all employment plans, practices, programs and policies maintained by the Debtor as of the Effective Date shall remain in full force and effect following the Effective Date, subject to any and all rights of the Debtor under applicable non-bankruptcy law to amend or terminate such plans, practices, programs and policies.

Section 8.9 Retiree Benefits. Payment of any Retiree Benefits (as such benefits existed on the Petition Date) shall be continued solely to the extent, and for the duration of the period, that the Debtor is contractually or legally obligated to provide such benefits, subject to any and all rights of the
Debtor under applicable law (including, without limitation, the Debtor's right to amend or terminate such Retiree Benefits before or after the Effective Date).

ARTICLE IX

CONDITIONS TO DEBTOR'S PLAN BECOMING EFFECTIVE AND IMPLEMENTATION
OF THE DEBTOR'S PLAN

Section 9.1 Conditions to Debtor's Plan Becoming Effective. The Debtor's Plan shall not be consummated, and the Effective Date shall not occur, until each of the following conditions has been satisfied or duly waived pursuant to Section 9.2 of the Debtor's Plan:

(a) The Confirmation Order shall have been entered by the Bankruptcy Court in a form reasonably satisfactory to the Debtor, FGIC and the Bond Trustee, and no injunction shall be in existence with respect to the Confirmation Order.

(b) The Debtor shall have received in Cash at least $200 million in CDBG Funds.

(c) The Debtor shall have received in Cash at least $50 million in Katrina Insurance Proceeds.

(d) The Stipulation and Order and the Fee Order shall remain in full force and effect and the Debtor shall have fully complied with all of its obligations thereunder.

(e) No Material Adverse Change shall have occurred from and after the Confirmation Date.

Section 9.2 Waiver of Conditions to the Effective Date. One or more of the foregoing conditions to the Effective Date may be waived, in whole or in part, by the Debtor at any time and without any Order of the Bankruptcy Court; provided, however, that FGIC and the Bond Trustee must consent to the waiver of the conditions set forth in Section 9.1(a) or Section 9.1(d) of the Debtor's Plan.

Section 9.3 Filing Notice of Occurrence of Effective Date. The Debtor shall File a notice of occurrence of the Effective Date within one (1) Business Day of the Effective Date, and such Notice must (a) state that all conditions to the Debtor's Plan becoming effective have been satisfied, (b) contain a written acknowledgement by FGIC and the Bond Trustee that the conditions set forth in Section 9.1(a) and Section 9.1(d) of the Debtor's Plan have been satisfied or waived in accordance with the Debtor's Plan, and (c) state the date of the Effective Date.

Section 9.4 Failure of Conditions. In the event that, on or before June 30, 2007, one or more of the conditions specified in Section 9.1 of the Debtor's Plan does not occur, or has not been waived as provided in Section 9.2 of the Debtor's Plan, the Confirmation Order shall be vacated, no distributions under the Debtor's Plan shall be made, and the Debtor and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and FGIC and the Bondholders shall have the right to withdraw (without any further Bankruptcy Court approval) any ballots cast with respect to the Debtor's Plan; provided, however, that the Debtor reserves the right to seek from the Bankruptcy Court, for reasonable cause, after notice and hearing, an extension of the June 30, 2007 deadline for the Effective Date to occur, subject to the following: (a) no extension of the Effective Date past December 31, 2007 shall occur unless and until the Debtor pays, after first obtaining Bankruptcy Court authority to pay (after notice and hearing), (i) the amounts set forth in clause (b) of the definition of Bond Claim in Section 1.25 of the Debtor's Plan to the Bond Trustee, and (ii) the FGIC Cure Amount Claim to FGIC; (b) no extension of the Effective Date past June 30, 2007 shall occur unless and until the Debtor pays the amounts set forth in clause (c) of the definition of Bond Claim in Section 1.25 of the Debtor's Plan to the Bond Trustee and continues to pay such amounts through the Effective Date; and (c) no extension of the Effective Date past June 30, 2008 shall occur without the prior written consent of FGIC and the Bond Trustee in their sole discretion.

ARTICLE X
DISCHARGE AND INJUNCTION

Section 10.1 Discharge of Claims.

(a) Except as otherwise expressly provided in the Debtor's Plan or the Confirmation Order, the rights afforded under the Debtor's Plan and the treatment of Claims under the Debtor's Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims arising on or before the Effective Date. Except as provided in the Debtor's Plan or the Confirmation Order, as of the Effective Date, the Debtor's Plan shall discharge the Debtor from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the
Holder of such Claim voted to accept the Debtor's Plan.

(b) In accordance with the foregoing, except as provided in the Debtor's Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time to the extent that such judgment relates to a discharged Claim.

(c) Solely with respect to the United States (which term shall include for purposes of the Debtor's Plan, all agencies of the United States), notwithstanding any other provision of the Debtor's Plan to the contrary, nothing in the Debtor's Plan or the Confirmation Order shall operate to expand the Debtor's discharge beyond those established by the Bankruptcy Code unless otherwise agreed to a written agreement, by and between the United States and the Debtor or Reorganized Debtor.

Section 10.2 Injunction. Except as otherwise expressly provided in the Debtor's Plan or the Confirmation Order, as of the Effective Date, any Entity that has held, currently holds or may hold a Claim or other debt, liability, or Preferred Interest that is discharged, released, waived, settled or deemed satisfied in accordance with the Debtor's Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts, liabilities, or Preferred Interests: (a) commencing or continuing in any manner any action or Cause of Action or other proceeding against the Debtor, the Reorganized Debtor, or the property of either of them, other than to enforce any right that does not comply with, or is inconsistent with, the provisions of the Debtor's Plan; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Reorganized Debtor, or the property of either of them, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtor, the Reorganized Debtor, or the property of either of them, other than as permitted pursuant to (a) above; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or Reorganized Debtor; and (e) commencing or continuing any action or Cause of Action, in any manner, in any place that does not comply with or is inconsistent with the Debtor's Plan; provided, however, (a) that such injunction shall not preclude the United States of America or any of its police or regulatory agencies from enforcing their police or regulatory powers, (b) that except in connection with a properly Filed Proof of Claim for an Allowed Claim, the foregoing proviso does not permit the United States of America or any of its police or regulatory agencies to obtain any monetary recovery from the Debtor or its property or interests in property with respect to any such Claim or other debt or liability that is discharged or Preferred Interest or Equity Interest, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power, (c) in accordance with Section 11.2 of the Debtor's Plan, such injunction shall not preclude the City Council or the City of New Orleans from enforcing their police and regulatory powers, including with respect to regulatory actions based upon unresolved regulatory matters that arose before the Petition Date and that could result in orders to refund or credit ratepayers, or (d) except in connection with a properly Filed Proof of Claim for an Allowed Claim by the City Council or the City of New Orleans for their own account, the foregoing proviso (c) does not permit the City Council or the City of New Orleans or any of its police or regulatory agencies to obtain any monetary recovery from the Debtor or its property or interests in property with respect to any Claim or other debt or liability that is discharged, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power.

Section 10.3 Releases.

(a) RELEASES BY THE BONDHOLDERS. AS OF THE EFFECTIVE DATE, IN CONSIDERATION OF THE OBLIGATIONS OF THE DEBTOR, THE REORGANIZED DEBTOR AND THE ESTATE UNDER THE DEBTOR'S PLAN, AND OTHER CONTRACTS, INSTRUMENTS, AGREEMENTS OR DOCUMENTS TO BE ENTERED INTO, OR DELIVERED IN CONNECTION WITH, THE DEBTOR'S PLAN, FGIC AND EACH HOLDER OF A BOND CLAIM, AND THEIR SUCCESSORS AND ASSIGNS, TO THE  FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED SUBSEQUENT TO THE EFFECTIVE DATE, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR  UNFORESEEN, EXISTING OR HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OCCURRENCE TAKING PLACE ON, OR BEFORE, THE EFFECTIVE DATE IN ANY WAY RELATING TO  THE DEBTOR, THIS BANKRUPTCY CASE OR THE DEBTOR'S PLAN THAT SUCH ENTITY HAS, HAD OR MAY HAVE (AS OF THE EFFECTIVE DATE) AGAINST ANY OF FGIC, THE BOND TRUSTEE, THE AD HOC BONDHOLDERS COMMITTEE AND EACH PARTIES' OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS (IN THEIR CAPACITY AS SUCH), FINANCIAL ADVISORS, ATTORNEYS AND OTHER REPRESENTATIVES.

(b) RELEASES BY THE DEBTOR AND THE REORGANIZED DEBTOR. AS OF THE EFFECTIVE DATE, IN CONSIDERATION OF THE OBLIGATIONS OF THE RELEASED PARTIES UNDER THE DEBTOR'S PLAN, AND OTHER CONTRACTS, INSTRUMENTS, AGREEMENTS OR DOCUMENTS TO BE ENTERED INTO, OR DELIVERED IN CONNECTION WITH, THE DEBTOR'S PLAN, THEIR PARTICIPATION IN THE NEGOTIATION AND IMPLEMENTATION OF THE DEBTOR'S PLAN AND THEIR SERVICES DURING THIS BANKRUPTCY CASE, THE DEBTOR, ON ITS OWN BEHALF AND ON BEHALF OF THE REORGANIZED DEBTOR AND ITS ESTATE, HEREBY FOREVER RELEASES, WAIVES AND DISCHARGES ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OCCURRENCE TAKING PLACE ON, OR BEFORE, THE EFFECTIVE DATE (INCLUDING WITHOUT LIMITATION ANY OF THE FOREGOING WHICH MAY BE ASSERTED DERIVATIVELY ON BEHALF OF THE DEBTOR, THE ESTATE OR THE REORGANIZED DEBTOR) IN ANY WAY RELATING TO THE DEBTOR, THIS BANKRUPTCY CASE OR THE DEBTOR'S PLAN THAT THE DEBTOR, ITS ESTATE OR THE REORGANIZED DEBTOR HAS, HAD OR MAY HAVE AGAINST ANY OF THE RELEASED PARTIES OTHER THAN (i) THE AFFILIATES OF THE DEBTOR, AND (ii) THE OFFICERS AND  DIRECTORS OF THE AFFILIATES OF THE DEBTOR (IN THEIR CAPACITY AS SUCH).

Section 10.4 Limitations of Releases. The releases provided for in Section 10.3(a) of the Debtor's Plan shall be effective only as to those Bondholders that vote to accept the Debtor's Plan.

Section 10.5 Term of the Automatic Stays. Unless otherwise provided in the Debtor's Plan or the Confirmation Order, the automatic stay set forth in section 362 of the Bankruptcy Code shall remain in full force and effect until the Effective Date. Nothing in this Section 10.5 of the Debtor's Plan, however, shall be construed as a limitation of the permanent discharge and injunction provisions provided for in the Debtor's Plan.

Section 10.6 Provisions as to the Qualified Retirement Plan. Notwithstanding the provisions of Sections 10.1 and 10.2 of the Debtor's Plan, or any other provision of the Debtor's Plan, nothing in the Debtor's Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code shall, or shall be construed to, discharge, release, or relieve the Debtor or any other party, in any capacity, from any liability with respect to the Qualified Retirement Plan, or any other defined benefit plan sponsored by Entergy Corporation or any member of its controlled group, under any law, governmental policy, or regulatory provision; and further provided that the PBGC shall not be enjoined from enforcing such liability as a result of the provisions for satisfaction, release and discharge of Claims that are contained in the Debtor's Plan.

Section 10.7 Release of Liens. Except as otherwise provided in the Debtor's Plan or in any contract, instrument, release or other agreement or document entered into or delivered, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests or encumbrances of any kind against the property of the Estate will be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, Liens or other security interests, including any rights to any collateral thereunder, will revert to the Reorganized Debtor and its successors and assigns and the former Holder thereof will, upon request of the Debtor, execute such documents evidencing such release and discharge as the Debtor may reasonably request.

Section 10.8 Exculpation. AS OF THE EFFECTIVE DATE, THE EXCULPATED PARTIES SHALL NOT HAVE NOR INCUR LIABILITY TO ANY ENTITY FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION, OR CONSUMMATION OF THE DEBTOR'S PLAN, THE DEBTOR'S DISCLOSURE STATEMENT, EARLIER VERSIONS OF SAME OR ANY CONTRACT, INSTRUMENT, RELEASE, OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO, OR ANY OTHER ACTION TAKEN OR OMITTED TO BE TAKEN, IN CONNECTION WITH THE DEBTOR'S PLAN OR THIS BANKRUPTCY CASE; PROVIDED, HOWEVER, (a) THAT THE FOREGOING PROVISIONS OF THIS SECTION SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY ENTITY THAT WOULD OTHERWISE RESULT FROM ANY SUCH ACTION OR OMISSION TO THE  EXTENT THAT SUCH ACTION OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AND (b) THAT NOTHING IN THIS SECTION 10.8 OF THE DEBTOR'S PLAN SHALL, OR SHALL BE DEEMED TO, RELEASE THE EXCULPATED PARTIES FROM, OR EXCULPATE THE EXCULPATED PARTIES WITH RESPECT TO, THEIR RESPECTIVE OBLIGATIONS OR COVENANTS ARISING PURSUANT TO THE DEBTOR'S PLAN.

ARTICLE XI
REGULATION, RATES AND TARIFFS
AND THE CDBG FUNDS

Section 11.1 Regulation. The Debtor continues to be subject to both federal and local regulation. On and after the Effective Date, the Reorganized Debtor shall continue to be regulated by: (a) FERC; and (b) the City Council in accordance with the Home Rule Charter of the City of New Orleans, as amended through January 1, 1996, and other applicable statutes, ordinances, resolutions and regulations.

Section 11.2 Rates and Tariffs. The Debtor's Plan is not intended to impair, alter, modify, increase or decrease any prepetition or postpetition (a) rate, tariff, regulatory order or regulatory proceeding of FERC or the City Council, (b) agreement relating to any such rate, tariff, order or proceeding, (c) right of appeal, action or collateral challenge that the Debtor, FERC or the City Council might have with respect to any of the foregoing, or (d) the regulatory authority or jurisdiction of FERC or the City Council.

Section 11.3 CDBG Funds. Nothing in the Debtor's Plan shall alter the six (6) conditions to the Debtor's receipt of the CDBG Funds, as requested by the City Council, that are contained in the LRA Resolution, as follows:

(a) CDBG Funds may only be used to offset the cost of restoration, reconstruction and rebuilding of ENOI's damaged electric and gas utility systems, and to offset such other unrecovered fixed costs as may be the responsibility of ratepayers;

(b) CDBG Funds should be used to mitigate and/or eliminate possible rate increases to New Orleans utility ratepayers;

(c) No CDBG Funds may be used to profit ENOI's parent, Entergy Corporation;

(d) ENOI must agree that all restoration, reconstruction, and rebuilding costs claimed for CDBG Funds must be certified as reasonable and necessary through an independent process approved by the LRA;

(e) ENOI must not claim in any forum capital assets paid for with CDBG Funds as additions to the rate base for ratemaking purposes or for the valuation of ENOI's assets in connection with the city's perpetual option to purchase set forth in the applicable 1922 Ordinances, as amended; and

(f) Any CDBG Funds awarded to ENOI should be exempt from existing or future liens held by any of the Bondholders and, except to the extent necessary to reimburse audited expenditures for restoration, reconstruction, and rebuilding, the Entergy Corporation debtor-in-possession loan to ENOI.

ARTICLE XII
RETENTION OF JURISDICTION

Until the entry of a final decree in accordance with Bankruptcy Rule 3022, the Bankruptcy Court shall have jurisdiction of all matters arising under, arising out of or relating to this Bankruptcy Case including, but not limited to, the following:

(a) to insure that the purpose and intent of the Debtor's Plan are carried out;
(b) to consider any modification of the Debtor's Plan under section 1127 of the Bankruptcy Code;
(c) to hear and determine all Claims, controversies, defaults, suits and disputes against the Debtor, including, but not limited to, any Disputed Administrative Claim or Disputed Claim;
(d) to hear, determine and enforce all Claims and Causes of Action;
(e) to hear and determine all controversies, suits, defaults and disputes that may arise in connection with the interpretation, execution or enforcement of the Debtor's Plan;
(f) to hear and determine all requests for compensation and/or reimbursement of expenses for services rendered or expenses incurred before the Effective Date which may be made after the Effective Date;
(g) to hear and determine all objections to Administrative Claims, Claims, controversies, suits and disputes that may be pending at or initiated after the Effective Date, except as provided in the Confirmation Order;
(h) to consider and act on the compromise and settlement of any Administrative Claim, Claim or Cause of Action on behalf of or against the Debtor;
(i) to enforce and interpret by injunction or otherwise the terms and conditions of the Debtor's Plan;
(j) to enter Final Order concluding and terminating this Bankruptcy Case;
(k) to correct any defect, cure any omission, or reconcile any inconsistency in the Debtor's Plan or Confirmation Order necessary or helpful to carry out the purposes and intent of the Debtor's Plan;
(l) to determine all questions and disputes regarding titles to the assets of the Debtor or Reorganized Debtor;
(m) to classify the Claims or Interests of any Holder and to re-examine Claims allowed for purposes of voting, and to determine objections to Administrative Claims, Claims and Interests;
(n) to consider and act on such other matters consistent with the Debtor's Plan as may be provided in the Confirmation Order;
(o) to enforce any injunction or stay whether arising under the Bankruptcy Code or Rules, or the Debtor's Plan; and/or
(p) to consider the rejection of executory contracts and/or leases that are not discovered before Confirmation and allow Claims for damages with respect to the rejection of any such executory contracts or leases within such future time as the Bankruptcy Court may direct.

ARTICLE XIII
MISCELLANEOUS

Section 13.1 Creditors' Committee. The Creditors' Committee shall continue to exist until the Effective Date.

Section 13.2 Modification of the Debtor's Plan. Subject to the restrictions on modification set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rules 2002 and 3019, the Debtor or Reorganized Debtor, as the case may be, reserves the right to alter, amend or modify the Debtor's Plan before its substantial consummation; provided, however, the prior written consent of FGIC and the Bond Trustee shall be required for any such alterations, amendments or modifications (whether or not deemed material, non-material or adversely affecting FGIC, the Bond Trustee, or the interests of the Bondholders) to the following: (a) Sections 4.1, 4.2, 4.3, 4.4, 5.3, 5.6, 6.3, 6.4, 6.6, 7.2, 7.6, 7.7, 8.1, 8.2, 8.6, 8.7, 13.2, 13.3, or 13.6 of the Debtor's Plan; (b) the definitions in Article I of the Debtor's Plan that are used in Sections 4.1, 4.2, 4.3, 4.4, 5.3, 5.6, 6.3, 6.4, 6.6, 7.2, 7.6, 7.7, 8.1, 8.2, 8.6, 8.7 13.2, 13.3, or 13.6 of the Debtor's Plan, (c) Articles IX and X of the Debtor's Plan, or (d) Plan Exhibit 1.99 (i.e., the form of the Intercompany Note).

Section 13.3 Revocation or Withdrawal of the Debtor's Plan. The Debtor reserves the right to revoke or withdraw the Debtor's Plan at any time before the Confirmation Date by Filing a notice of withdrawal or revocation. The Filing of such notice of withdrawal or revocation shall constitute an automatic termination of the Debtor's exclusive periods for Filing a plan of reorganization and soliciting acceptances thereof. Further, the Filing of a notice of withdrawal by the Debtor after the Confirmation Date shall constitute an automatic termination of the Debtor's exclusive periods for Filing a plan of reorganization and soliciting acceptances thereof.

Section 13.4 Plan Exhibits. All Plan Exhibits are incorporated by reference and are intended to be an integral part of this document as though fully set forth in the Plan.

Section 13.5 Service of Certain Plan Exhibits and Disclosure Statement Exhibits. Because the Plan Exhibits are voluminous, not all of the Plan Exhibits are being served with copies of the Plan and the Debtor's Disclosure Statement. Any party in interest may obtain the Plan Exhibits from the Document Website.

Section 13.6 Binding Effect. The Debtor's Plan shall be binding upon and inure to the benefit of the Debtor, the Reorganized Debtor, the Holders of Claims, Preferred Interests, and Equity Interests, together with their respective successors and assigns, and with respect to Section 6.3 of the Debtor's Plan, Entergy Services and the Affiliates who participate in the Entergy System Money Pool

Section 13.7 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Debtor's Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

Section 13.8 Headings. Headings are used in the Debtor's Plan for convenience and reference only, and shall not constitute a part of the Debtor's Plan for any other purpose.

Section 13.9 Governing Law. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Debtor's Plan shall be governed by, and construed and enforced as provided in the laws of the State of Louisiana.

Section 13.10 Notices. All notices, requests, elections or demands to or upon the Reorganized Debtor in connection with the Debtor's Plan shall be in writing and shall be deemed to have been given when received or, if mailed, three (3) days after the date of mailing provided such writing shall have been sent by registered or certified mail, postage prepaid, return receipt requested, and sent to the following:

To the Debtor or Reorganized Debtor:
R. Patrick Vance
Elizabeth J. Futrell
Jones, Walker, Waechter, Poitevent,
  Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100
Attorneys for the Debtor

To Entergy Corporation:
J. Ronald Trost
Cronin & Vris, LLP
380 Madison Avenue, 24th Floor
New York, NY 10017
Attorneys for Entergy Corporation

and

Robert D. Sloan
Executive Vice President and General Counsel
Entergy Corporation
639 Loyola Avenue
L-ENT-26D
New Orleans, LA 70113

To the Creditors' Committee:
Philip K. Jones, Jr.
Liskow & Lewis, PLC
701 Poydras Street, Suite 5000
New Orleans, Louisiana 70139-5099
Attorneys for the Creditors' Committee

To the Bond Trustee:

William H. Patrick, III
Heller, Draper, Hayden, Patrick & Horn, L.L.C.
650 Poydras Street, Suite 2500
New Orleans, Louisiana 70130-6103
Attorneys for The Bank of New York, as Bond Trustee

and

Edward P. Zujkowski
Emmet, Marvin & Martin, LLP
120 Broadway
32nd Floor
New York, New York 10271
Attorneys for The Bank of New York, as Bond Trustee

and

Loretta A. Lundberg
Vice President
The Bank of New York, as Bond Trustee
101 Barclay Street
New York, New York 10286

To FGIC:

H. Slayton Dabney, Jr.
George B. South, III
King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attorneys for FGIC

and

Carolanne Gardner
Financial Guaranty Insurance Company
125 Park Ave., Fl. 6
New York, NY 10017

To the Ad Hoc Bondholders Committee:

David S. Rosner
Daniel A. Fliman
Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, NY 10019

To the City Council:

Basile J. Uddo
3445 N. Causeway Blvd., Suite 724
Metairie, LA 70002
Attorney for the City Council

and

Clinton A. Vince
Paul E. Nordstrom
Sullivan & Worcester
1666 K Street, NW
Washington, D.C. 20006
Advisors to the City Council

To the U.S. Trustee's Office:

Mr. Robert Gravolet, Jr.
Office of the United States Trustee
Texaco Center
400 Poydras Street, Suite 2110
New Orleans, Louisiana 70130

All notices and requests to Holders shall be sent to their last known addresses.

Section 13.11 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Debtor's Plan shall be deemed an admission by any Entity with respect to any matter set forth herein.

ARTICLE XIV
CRAMDOWN

The Debtor may request Confirmation under section 1129(b) of the Bankruptcy Code, if any Impaired Class does not accept the Debtor's Plan pursuant to section 1126 of the Bankruptcy Code. The Debtor reserves the right to alter the treatment of any Class to effectuate a cramdown under section 1129(b) of the Bankruptcy Code.

Dated: As of May , 2007

ENTERGY NEW ORLEANS, INC.

By:

RODERICK K. WEST
President and Chief
Executive Officer
____________________________
R. PATRICK VANCE (#13008)
ELIZABETH J. FUTRELL (05863)
NAN ROBERTS EITEL (#19910)
TARA G. RICHARD (#26356)
JOSHUA J. LEWIS (#29950)
Jones, Walker, Waechter, Poitevent,
Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, LA 70170-5100
Phone: (504) 582-8000
Fax: (504) 582-8011

Attorneys for Entergy New Orleans, Inc.
the debtor and debtor-in-possession

PLAN EXHIBIT 1.89

FORM OF THE GENERAL UNSECURED CLAIM NOTE

[INTENTIONALLY LEFT BLANK

BECAUSE CLASS 5 VOTED TO ACCEPT THE DEBTOR'S PLAN]

PLAN EXHIBIT 1.99

FORM OF INTERCOMPANY NOTE

$____________

May __, 2007

New Orleans, Louisiana

For value received, the undersigned, Entergy New Orleans, Inc., a Louisiana corporation, (the "Debtor"), promises to pay to the order of [Name of Affiliate] ("Payee") at its account at the office of Capital One Bank, 313 Carondelet Street, New Orleans, Louisiana (the "Bank") or such other account or bank that Payee shall notify Debtor in writing, in lawful money of the United States of America, the principal amount of ________________________ [amount of Allowed Claim plus accrued interest pursuant to the Fourth Amended Chapter 11 Plan of Reorganization for Entergy New Orleans, Inc., as Modified, Dated May _, 2007, through May __, 2007, the Effective Date of the Debtor's Plan], payable on the third anniversary of this Note (the "Maturity Date").

Interest shall accrue on the principal amount hereof at the following per annum rates: from the date of this Note through December 31, 2007, at ten and one half percent (10.5%); and from January 1, 2008, until paid in full, at the Louisiana judicial interest rate plus one percent (1%). Past due amounts of principal and interest shall accrue interest at the Louisiana judicial interest rate plus three percent (3%). The Debtor promises to pay accrued interest on a quarterly basis to Payee at its account at said office of the Bank, or such other account or bank that Payee shall notify Debtor in writing, on the first banking day of each of March, June, September and December and on the date on which the amounts hereunder become due and payable, whether at the Maturity Date or such sooner date as this Note may become due and payable hereunder.

In case this Note should be placed in the hands of an attorney to institute legal proceedings to recover the amount hereof or any part hereof, in principal or interest, or to protect the interests of the holder or holders hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Debtor binds itself to pay the reasonable fee of the attorney who may be employed for that purpose.

The Debtor hereby waives presentment for payment, demand, notice of non-payment, protest and all pleas of division and discussion. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder shall operate as a waiver of such rights. Notwithstanding any terms of this Note to the contrary, however, both Debtor and Payee and its successors and assigns, explicitly waive any right of set-off and/or mutual compensation.

The principal amount and accrued interest of this Note may not be prepaid, in whole or in part at any time prior to the Maturity Date, except at the Debtor's option, upon the sale, transfer or other disposition of all or substantially all of Debtor's distribution assets, in which case the principal amount and accrued interest shall become immediately due and payable upon such disposition.

In the event that Debtor fails to pay interest on the principal amount within ten (10) Business Days after the same becomes due and payable, then the Payee by written notice to Debtor has the right to declare the principal amount and all interest thereon to be immediately due and payable, whereupon such principal amount, all such interest and all default interest shall become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor. The principal amount and all interest thereon shall become automatically due and payable without further notice or action of any kind immediately upon the filing of a petition for relief under any chapter of the United States Bankruptcy Code for the Debtor.

Without the prior written consent of both The Bank of New York, in its capacity as Indenture Trustee, and Financial Guaranty Insurance Company, none of the following provisions of the Note may be modified or amended: (a) any provision governing the maturity of the Note; (b) any provision governing the prepayment of any amount owed on the Note; (c) any provision governing the interest rates applicable to the Note; or (d) any provision related to the Debtor or Payor's rights of set-off and/or mutual compensation.

This Note shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer hereunto duly authorized.

ENTERGY NEW ORLEANS, INC.

By: ____________________________
Name:
Title:

[NAME OF AFFILIATE]

Agreed to:

By: ____________________________
Name:
Title:

PLAN EXHIBIT 1.115

OTHER EMPLOYMENT AND
INCENTIVE COMPENSATION PROGRAMS

Executive Financial Counseling Program of Entergy Corporation and Subsidiaries (10(a)64 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amended and Restated Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries, effective January 1, 2003 (10(b) to Form 10-Q for the quarter ended March 31, 2003 in 1-11299), as amended or supplemented.

Equity Ownership Plan of Entergy Corporation and Subsidiaries (A-4(a) to Rule 24 Certificate dated May 24, 1991 in 70-7831), as amended or supplemented.

Amendment No. 1 to the Equity Ownership Plan of Entergy Corporation and Subsidiaries (10(a)71 to Form 10-K for the year ended December 31, 1992 in 1-3517), as amended or supplemented.

Amended and Restated 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries (10(a) to Form 10-Q for the quarter ended March 31, 2003 in 1-11299), as amended or supplemented.

Supplemental Retirement Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)70 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 28, 2001, to the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (10(a)71 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)72 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 28, 2001, to the Defined Contribution Restoration Plan of  Entergy Corporation and Subsidiaries (10(a)73 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Executive Disability Plan of Entergy Corporation and Subsidiaries (10(a)74 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amended and Restated Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, dated June 10, 2003 (10(d) to Form 10-Q for the quarter ended June 30, 2003 in 1-11299), as amended or supplemented.

Equity Awards Plan of Entergy Corporation and Subsidiaries, effective as of August 31, 2000 (10(a)77 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 7, 2001, to the Equity Awards Plan of Entergy Corporation and Subsidiaries (10(a)78 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 10, 2001, to the Equity Awards Plan of Entergy Corporation and Subsidiaries (10(b) to Form 10-Q for the quarter ended March 31, 2002 in 1-11299), as amended or supplemented.

Restatement of System Executive Continuity Plan of Entergy Corporation and Subsidiaries, effective as of March 8, 2004 (10(d) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299), as amended or supplemented

First Amendment of the System Executive Continuity Plan of Entergy Corporation and Subsidiaries, effective December 29, 2004 (10(a)76 to Form 10-K for the year ended December 31, 2004 in 1-11299), as amended or supplemented.

Second Amendment of the System Executive Continuity Plan of Entergy Corporation and Subsidiaries, effective April 15, 2005 (10(a) to Form 10-Q for the quarter ended March 31, 2005 in 1-11299), as amended or supplemented.

System Executive Continuity Plan II of Entergy Corporation and Subsidiaries, effective March 8, 2004 (10(e) to Form 10-Q for the quarter ended March 31, 2004 in 1-11299), as amended or supplemented.

First Amendment of the System Executive Continuity Plan II of Entergy Corporation and Subsidiaries, effective December 29, 2004 (10(a)78 to Form 10-K for the year ended December 31, 2004 in 1-11299), as amended or supplemented.

Post-Retirement Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)80 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 28, 2001, to the Post-Retirement Plan of Entergy Corporation and Subsidiaries (10(a)81 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Pension Equalization Plan of Entergy Corporation and Subsidiaries, as amended effective January 1, 2000 (10(a)82 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 28, 2001, to the Pension Equalization Plan of Entergy Corporation and Subsidiaries (10(a)83 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

System Executive Retirement Plan of Entergy Corporation and Subsidiaries, effective January 1, 2000 (10(a)87 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

Amendment, effective December 28, 2001, to the System Executive Retirement Plan of Entergy Corporation and Subsidiaries (10(a)88 to Form 10-K for the year ended December 31, 2001 in 1-11299), as amended or supplemented.

PLAN EXHIBIT 6.2(a)

THE REORGANIZED DEBTOR'S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ENTERGY NEW ORLEANS, INC.

FIRST: The name of the Corporation shall be "ENTERGY NEW ORLEANS, INC.", and said Corporation shall have, possess and exercise all the rights, powers, privileges, immunities and franchises of the corporations, parties hereto, and shall be subject to all the duties and obligations of said respective corporations; it shall have, enjoy and be possessed of all of the property, real, personal and mixed, of every kind and nature, owned, possessed and enjoyed by or for said corporations, parties hereto; it shall have power to issue bonds and dispose of the same, in such form and denominations and bearing such interest as the Board of Directors may determine, and to secure payment thereof by mortgage of every and all of the property, franchises, rights, privileges and immunities of said Corporation at the time of the consolidation acquired or thereafter to be acquired and of the companies, parties hereto; to do all acts and things which said companies so consolidated or any of them might have done previous to said consolidation, and the further right to consolidate with any other street railway company, electric company or gas light company, or any other consolidated company.

SECOND: Said Corporation, "ENTERGY NEW ORLEANS, INC.", under its said corporate name, shall have power and authority to have and enjoy perpetual corporate existence and succession from and after the date hereof; to contract, sue and be sued; to make and use a corporate seal and the same to break or alter at pleasure; to hold, receive, lease, purchase and convey, as well as mortgage, hypothecate and pledge property, real, personal and mixed, corporeal and incorporeal; to name and appoint such managers, agents, directors and officers as its business, interests or convenience may require; and to make and establish, as well as alter and amend from time to time such by-laws, rules and regulations for the proper conduct, management and regulation of the affairs of said Corporation as may be necessary and proper; and to have, possess and enjoy all rights, powers, privileges, franchises and immunities now or hereafter authorized by law.

THIRD: The Domicile of said Corporation shall be in the City of New Orleans, State of Louisiana, and all citations or other legal process shall be served upon those individuals as identified by resolution of the Board of Directors of the Corporation.

FOURTH: The objects and purposes for which this Corporation is established to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

FIFTH: The amount of the capital stock of the Corporation shall be Seventy-seven Million Four Hundred Nine Thousand Eight Hundred Dollars ($77,409,800), together with the aggregate par value of capital stock issued after September 1, 1969, by this Corporation as hereinafter provided.

The total authorized number of shares of capital stock that may be issued by the Corporation shall be 10,347,798 shares, of which 10,000,000 shares shall have a par value of $4 per share and 347,798 shares shall have a par value of $l00 per share.

The shares of capital stock hereby authorized to be issued shall be divided among the following classes:

10,000,000 shares of $4 par value per share shall be Common Stock;

77,798 shares of $100 par value per share shall be 4-3/4% Preferred Stock (hereinafter sometimes referred to as the "4-3/4% Preferred Stock"); and

270,000 shares of $100 par value per share shall be Preferred Stock (which, together with such additional shares thereof as may be hereafter authorized, is hereinafter sometimes referred to as the "Preferred Stock").

The term "preferred stock" as used herein shall include the 4-3/4% Preferred Stock, the Preferred Stock and any other class of stock having a preference over the Common Stock as to dividends, distribution of assets, or in liquidation, dissolution or winding up.

Except as otherwise in this Article FIFTH provided and to the extent not prohibited by law, the Corporation may acquire funds for, or otherwise effect, the redemption or purchase of any of its shares through the issuance or sale of any of its stocks, bonds, or other securities.

Stocks of the Corporation, whether authorized herein or upon any subsequent increase of the number of shares of capital stock, may be issued by the Board of Directors of the Corporation from time to time for such consideration permitted by law as may be fixed from time to time by the Board of Directors, and general authority to the Board of Directors so to fix such consideration is hereby and herein granted; provided, however, that stock having a par value may not be issued for less than the par value thereof; and provided further, that such consideration may be in the form of money paid, labor done, or property actually received by the Corporation.

No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock, or of the number of shares of the Corporation, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued stock or any such additional authorized issues of new stock, or of securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations, and upon such terms as the Board of Directors may, in their discretion, determine, without offering to the stockholders then of record, or to any class of stockholders, any thereof, on the same terms or on any terms.

The preferred stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Corporation or otherwise to participate in any action taken by the Corporation or its stockholders, but all the voting power shall be vested in the holders of the Common Stock, except as otherwise in this Article FIFTH provided. Each stockholder shall be entitled to one vote for each share of Common Stock of the Corporation standing in his name on the books of the Corporation.

Except as otherwise in this Article FIFTH provided, upon the vote of a majority of the total number of shares of stock then issued and outstanding, and entitled to vote, as herein provided, or upon such larger vote as may be required by law, this agreement may be amended from time to time so as to permit the Corporation to create or authorize one or more other classes of stock with such preferences, designations, rights, privileges, voting powers, including votes on proceedings prescribed by statute, and subject to such restrictions, limitations and qualifications with respect to voting and otherwise as may be determined by said vote, which may be the same or different from the preferences, designations, rights, privileges, voting powers, restrictions, limitations and qualifications with respect to voting or otherwise of the classes of stock of the Corporation then authorized. Any such vote and amendment may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

Except as otherwise in this Article FIFTH provided, the Board of Directors of the Corporation may at any time authorize the conversion or exchange of the whole or any particular share of the outstanding preferred stock of any class, with the consent of the holder thereof, into or for stock of any other class which at the time of such consent is authorized but unissued, and may fix the terms and conditions upon which such conversion or exchange may be made; provided that, without the consent of the holders of record of two-thirds of the shares of Common Stock outstanding given at a meeting of the holders of the Common Stock called and held as provided by the By-Laws or given in writing without a meeting as authorized by law, the Board of Directors shall not authorize the conversion or exchange of any preferred stock of any class into or for Common Stock or authorize the conversion or exchange of any preferred stock of any class into or for preferred stock of any other class, if by such conversion or exchange the amount which the holders of the shares of stock so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets in preference to the Common Stock would be increased.

Except as otherwise in this Article FIFTH provided, any class of stock may be increased at any time upon vote of the holders of two-thirds (or such smaller number, not less than a majority, as may be permitted by law) of the shares of the Corporation then issued and outstanding and entitled to vote thereon; provided, however, that so long as any share of the 4-3/4% Preferred Stock remains outstanding, the amount to which the capital stock of the Corporation may be increased is Two Hundred Million Dollars ($200,000,000).

Except as otherwise in this Article FIFTH provided, the Corporation from time to time may resell any of its own stock, purchased or otherwise acquired by it as hereinafter provided for, at such price permitted by law as may be fixed by its Board of Directors or Executive Committee.

I

The designations, voting powers, preferences, dividend and redemption rights (including votes on proceedings prescribed by statute), and other relative rights or restrictions, limitations and qualifications of the 4-3/4% Preferred Stock having a par value of $100 per share shall be as follows:

(1) The holders of the 4-3/4% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the surplus of the Corporation as provided by law, cumulative preferred dividends at the rate of 4-3/4% per annum from July 1, 1944, and no more, payable quarterly on the first days of January, April, July and October of each year, before any dividends shall be declared or paid upon or set apart for the Common Stock of the Corporation. Such cumulative preferred dividends shall accrue on each share from the quarterly dividend payment date next preceding the date of the original issue of such share, unless such stock shall be issued on a quarterly dividend payment date, and, in such case, from said date. The first quarterly dividend shall be payable on October 1, 1944, and shall be cumulative from July 1, 1944.

(2) No dividends shall be declared at any time upon the Common Stock of the Corporation unless all accumulated and unpaid dividends upon the outstanding 4-3/4% Preferred Stock shall have been declared and shall have been paid in full or a sum sufficient for payment thereof shall have been set aside for that purpose from said surplus of the Corporation, in which event dividends may be declared by the Board of Directors on the Common Stock out of said surplus of the Corporation, subject to the rights of any other class of stock then outstanding. The term "accumulated and unpaid dividends" as used herein with respect to the 4-3/4% Preferred Stock shall mean dividends on all the outstanding 4-3/4% Preferred Stock from the respective dates from which such dividends accumulate to the date as of which accumulated and unpaid dividends are being determined, less the aggregate of dividends theretofore declared and paid or set apart for payment upon such outstanding 4-3/4% Preferred Stock.

(3) The 4-3/4% Preferred Stock may be called for redemption in whole or in part at any time at the option of the Board of Directors by mailing notice thereof to the holders of record of the shares to be redeemed at least thirty (30) days prior to the date fixed for redemption, and such shares may be then redeemed by paying, for each share so called, an amount equal to all accumulated and unpaid dividends thereon to the date fixed for such redemption, plus One Hundred Eleven and 50/100 Dollars ($111.50) per share as to any shares redeemed prior to July 1, 1954, and One Hundred Five Dollars ($105.00) per share as to any shares redeemed on July 1, 1954, and thereafter. In case of the redemption of part only of the 4-3/4% Preferred Stock at the time outstanding, the Corporation shall select by lot, or in such other manner as the Board of Directors may determine, the shares so to be redeemed, provided that there shall be no obligation to redeem less than a whole share. Notice of the intention of the Corporation to redeem the 4-3/4% Preferred Stock shall be mailed not less than thirty (30) days before the date of redemption to each holder of record of 4-3/4% Preferred Stock to be redeemed at his post office address appearing upon the books of the Corporation, and upon the deposit of the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any national bank or trust company in the City of New York or in the City of New Orleans, named in such notice, payable in the amounts aforesaid to the respective orders of the record holders of the 4-3/4% Preferred Stock so to be redeemed on endorsement and surrender of their certificates; said holders shall, at the time fixed in such notice for such redemption, cease to be stockholders with respect to said shares and from and after the making of such deposit, said holders shall have no interest in or claim against the Corporation with respect to said shares and shall be entitled only to receive said moneys from said bank or trust company without interest.

(4) In the case of any distribution of any assets of the Corporation in repayment in whole or in part of any outstanding shares of its capital stock, whether upon dissolution of the Corporation or liquidation or sale of any or all of its assets or otherwise, except in case of redemption as hereinbefore provided, there shall be paid to the holders of the 4-3/4% Preferred Stock (a) in case such dissolution, liquidation or sale shall be voluntary, One Hundred Five Dollars ($105) per share and (b) in case such dissolution, liquidation or sale shall be involuntary, One Hundred Dollars ($100) per share, plus in each case an amount equal to all accumulated and unpaid dividends thereon before any sum shall be paid to, or any assets distributed among, the holders of the Common Stock, and after such payment to the holders of the 4-3/4% Preferred Stock, all remaining assets and funds shall be distributed among the holders of the Common Stock of the Corporation subject to the rights of any other class of stock then outstanding.

(5) The holders of the 4-3/4% Preferred Stock shall not be entitled to any payment by way of dividends or otherwise, or have any rights in the property of the Corporation or in the distribution thereof, other than as is specifically provided in the preceding paragraphs with respect to the 4-3/4% Preferred Stock.

(6) No holder of any of the 4-3/4% Preferred Stock shall be entitled to vote at any election of directors or, except as otherwise required by statute, on any other matter submitted to the stockholders, provided that, if and whenever four (4) quarter-yearly dividends payable on any part of the 4-3/4% Preferred Stock shall be accumulated and unpaid, the holders of the 4-3/4% Preferred Stock as a class shall thereafter at all elections of directors have the exclusive right to elect the smallest number of directors of the Corporation which shall constitute a majority of the authorized number of directors, and the holders of the Common Stock of the Corporation as a class shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the 4-3/4% Preferred Stock, however, shall cease when all accumulated and unpaid dividends on the 4-3/4% Preferred Stock shall have been paid in full, or provision shall have been made for such payment; and provided further, that if and when the surplus of the Corporation, out of which dividends might lawfully be declared, is in excess of such accumulated and unpaid dividends, then the declaration and payment of such dividends shall not be unreasonably withheld. The terms of office of all persons who may be directors of the Corporation at the time when the right to elect a majority of the directors shall accrue to the 4-3/4% Preferred Stockholders, as herein provided, shall terminate upon the election of their successors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders held as hereinafter provided. Such special meeting shall be held at any time after the accrual of such voting power, upon notice similar to that provided in the Consolidation Agreement and/or the By-Laws of the Corporation for annual and all other stockholders' meetings, which notice shall be given at the request in writing of the holders of not less than ten per centum (10%) of the number of shares of the then outstanding 4-3/4% Preferred Stock, addressed to the Secretary of the Corporation at its principal business office. Upon the termination of such exclusive right of the holders of the 4-3/4% Preferred Stock to elect a majority of the directors of the Corporation, the terms of office of all the directors of the Corporation shall terminate upon the election of their successors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders held as hereinafter provided. Such special meeting shall be held at any time after the termination of such right of the 4-3/4% Preferred Stockholders to elect a majority of the directors, upon notice similar to that provided in the Articles of Incorporation and/or the By-Laws of the Corporation for annual and all other stockholders' meetings, which notice shall be given at the request in writing of the holders of not less than ten per centum (10%) of the number of shares of the then outstanding Common Stock, addressed to the Secretary of the Corporation at its principal office.

(7) So long as any share of the 4-3/4% Preferred Stock remains outstanding, the consent or authorization of the holders of at least a majority of the outstanding shares of the 4-3/4% Preferred Stock then outstanding, voting as a class (given at a meeting called for that purpose), shall be necessary for effecting or validating any of the following:

(a) The issuance of any additional shares of 4-3/4% Preferred Stock, or of any other class of stock ranking prior to or on a parity with the 4-3/4% Preferred Stock as to dividends or other distributions, (i) unless the net earnings of the Corporation available for dividends on the 4-3/4% Preferred Stock, determined in accordance with generally-accepted accounting practices, for any twelve (12) consecutive calendar months' period within the fifteen (15) calendar months preceding the month within which the additional shares are to be issued, shall have been at least twice the dividend requirements for a twelve (12) month period upon the entire amount of 4-3/4% Preferred Stock and all such other stock ranking prior to or on a parity with the 4-3/4% Preferred Stock as to dividends or other distributions to be outstanding immediately after the proposed issue of such additional shares, and (ii) unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the amount payable upon involuntary dissolution to the holders of the 4-3/4% Preferred Stock and such other stock to be outstanding immediately after the proposed issue of such additional shares.

(b) The merger or consolidation of the Corporation with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with such merger or consolidation, shall have been ordered, approved, or permitted by the Federal Energy Regulatory Commission (or by any succeeding regulatory authority of the United States of America having jurisdiction in the premises) under the provisions of the Federal Power Act, as amended, or exempted by said Commission from the requirements of said Act, provided that the provisions of this clause (b) shall not apply to the purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

(8) Notwithstanding any other provision of this Article FIFTH, the consent or authorization of the holders of at least two-thirds of the total number of shares of 4-3/4% Preferred Stock at the time outstanding shall be necessary to authorize the creation of any class of stock which would be preferred as to assets or dividends over the 4-3/4% Preferred Stock, or to amend the Articles of Incorporation so as to change the express terms and provisions of the 4-3/4% Preferred Stock then outstanding in any manner substantially prejudicial to the holders thereof.

II

The Preferred Stock shall be issuable in one or more series from time to time and the shares of each series shall have the same rank and be identical with each other and shall have the same relative rights, except with respect to amounts payable on voluntary liquidation as specified in Section (F) below and to the following characteristics:

(a) The number of shares to constitute each such series and the distinctive designation thereof;

(b) The annual rate or rates of dividends payable on shares of such series, the dates on which dividends shall be paid in each year, and the date from which such dividends shall commence to accumulate:

(c) The amount or amounts payable upon redemption thereof; and

(d) The terms and amount of sinking fund requirements (if any) for the purchase or redemption of each series of the Preferred Stock other than the initial series and the second series of the Preferred Stock;

which different characteristics of clauses (a), (b), (c), and (d) above are set forth below.

The initial series of the Preferred Stock shall:

(a) consist of 60,000 shares and be designated "4.36% Preferred Stock";

(b) have a dividend rate of Four and 36/100 Dollars ($4.36) per share per annum payable quarterly on January 1, April 1, July 1 and October 1 of each year; such dividends shall accumulate on each share from the quarterly dividend payment date next preceding the date of the original issue of such share, unless such stock shall be issued on a quarterly dividend payment date and in such case from said date. The first quarterly dividend shall be payable on April 1, 1956, and shall be cumulative from January 1, 1956; and

(c) be subject to redemption in the manner provided herein with respect to the Preferred Stock at the price of One Hundred Seven and 08/100 Dollars ($107.08) per share if redeemed on or before January 1, 1961, of One Hundred Six and 08/100 Dollars ($106.08) per share if redeemed after January 1, 1961, and on or before January 1, 1966, and of One Hundred Four and 58/100 Dollars ($104.58) per share if redeemed after January 1, 1966, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

The second series of the Preferred Stock shall:

(a) consist of 60,000 shares and be designated "5.56% Preferred Stock";

(b) have a dividend rate of Five and 56/100 Dollars ($5.56) per share per annum payable quarterly on January 1, April 1, July 1 and October 1 of each year; such dividends shall accumulate on each share from and including April 26, 1967. The first dividend shall be payable on July 1, 1967, and shall be cumulative from and including April 26, 1967; and

(c) be subject to redemption in the manner provided herein with respect to the Preferred Stock at the price of One Hundred Six and 65/100 Dollars ($106.65) per share if redeemed on or before April 1, 1972, of One Hundred Four and 09/100 Dollars ($104.09) per share if redeemed after April 1, 1972, and on or before April 1, 1977, and of One Hundred Two and 59/100 Dollars ($102.59) per share if redeemed after April 1, 1977, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

Subject to the foregoing, the distinguishing characteristics of the Preferred Stock shall be: (A) Each series of the Preferred Stock, pari passu with all shares of preferred stock of any class or series then outstanding, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate stated and expressed with respect to such series herein; such dividends to be cumulative from such date and payable on such dates in each year as may be stated and expressed herein, to stockholders of record as of a date not to exceed forty (40) days and not less than ten (10) days preceding the dividend payment dates so fixed.

(B) If and when all outstanding shares of the 4-3/4% Preferred Stock shall have been redeemed, acquired or otherwise retired, then:

(1) If and when dividends payable on any of the Preferred Stock (which, for the purposes of this Section (B), shall be deemed to be all outstanding shares of the Preferred Stock of any series, and such other preferred stock of any class or series, ranking prior to or on a parity with the Preferred Stock as to dividends and in liquidation, dissolution, winding up, or distribution, as may be lawfully issued) shall be in default in an amount equal to four (4) full quarterly payments or more per share, and thereafter until all dividends on any of the Preferred Stock in default shall have been paid, the holders of all of the then outstanding Preferred Stock, voting as a class, in contra-distinction to the Common Stock as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation, anything in these Articles of Incorporation to the contrary notwithstanding. The terms of office, as directors of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation in office just prior to the election of a majority of the Board of Directors by the holders of the Preferred Stock shall elect the remaining directors of the Corporation. Thereafter, while such default continues and the majority of the Board of Directors is being elected by the holders of the Preferred Stock, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.

(2) If and when all dividends then in default on any of the Preferred Stock then outstanding shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any of the Preferred Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of the Preferred Stock in case of further like default or defaults in the payment of dividends thereon as described in the immediately foregoing paragraph. Upon termination of any such special voting right upon payment of all accumulated and unpaid dividends on the Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock as a class, pursuant to such special voting right, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors. In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock voting as a class, the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred Stock, the remaining directors not elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

(3) Whenever the special voting right shall have accrued to the holders of the Preferred Stock to elect directors, voting as a class, it shall be the duty of the President, a Vice-President or the Secretary of the Corporation forthwith to call a meeting, and cause notice thereof to be given to the stockholders, including all of the holders of the then outstanding shares of Preferred Stock, entitled to vote at such meeting, to be held at such time as the Corporation's officers may fix, not less than forty-five (45) nor more than sixty (60) days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of Preferred Stock at his last known address appearing on the books of the Corporation and shall set forth, among other things, (i) that by reason of the fact that dividends payable on Preferred Stock are in default in an amount equal to four (4) full quarterly payments or more per share, the holders of all of the then outstanding Preferred Stock, voting as a class, have the right to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the Corporation, (ii) that any holder of the Preferred Stock has the right, at any reasonable time, to inspect and make copies of the list or lists of holders of the Preferred Stock maintained at the principal office of the Corporation or at the office of any Transfer Agent or Agents of the Preferred Stock, and (iii) either the entirety of this paragraph or the substance thereof with respect to the number of shares of the Preferred Stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the Corporation. At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock shall have the special right, voting as a class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of all of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock or of the holders of the Common Stock, no election of directors shall be held and the meeting shall be adjourned to the same time the following day; and provided, further, that at such first adjourned meeting, the presence in person or by proxy of the holders of thirty-five per centum (35%) of all of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of thirty-five per centum (35%) of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and in the absence of a quorum of the holders of the Preferred Stock or of the holders of the Common Stock no election of directors shall be held and the meeting shall be adjourned to the same time the following day; and provided, further, that at such second adjourned meeting such number of the holders of the Preferred Stock and of the holders of the Common Stock as are present in person or by proxy shall constitute a quorum of their respective classes of stock for the election of directors. If no holders of the Preferred Stock are present at said second adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next Annual Meeting of the Corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify. No such meeting shall be held on a date within sixty (60) days of the date of the next Annual Meeting of the Corporation or special meeting in lieu thereof. At each Annual Meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of all of the then outstanding Preferred Stock, voting as a class, shall have the right to elect a majority of the Board of Directors, the foregoing provisions of this paragraph shall govern each Annual Meeting, or special meeting in lieu thereof, as if said Annual Meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of all of the Preferred Stock, voting as a class, to elect a majority of the Board of Directors, should have accrued with the exception, that if at any second adjourned Annual Meeting, or special meeting in lieu thereof, no holders of the outstanding Preferred Stock are present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock of the Corporation present or represented at the meeting.

(C) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of at least two-thirds of the total number of shares of the Preferred Stock then outstanding, voting as a class:

(1) create, authorize or issue any new stock which, after issuance, would rank prior to the Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create, authorize or issue any security convertible into shares of any such stock, except for the purpose of providing funds for the redemption of all of the Preferred Stock then outstanding, such new stock or security not to be issued until such redemption shall have been authorized and notice of such redemption given and the aggregate redemption price deposited as provided in Section (G) below; provided, however, that any such new stock or security shall be issued within twelve (12) months after the vote of the Preferred Stock herein provided for authorizing the issuance of such new stock or security; or

(2) amend, alter or repeal any of the rights, preferences or powers of the holders of the Preferred Stock so as to affect adversely any such rights, preferences or powers; provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or Powers of one or more, but not all, series of Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized amount of Preferred Stock, or to create or authorize, or increase or decrease the amount of, any class of stock ranking on a parity with the outstanding shares of the Preferred Stock as to dividends or assets shall not be deemed to affect adversely the rights, preferences or powers of the holders of the Preferred Stock or any series thereof.

(D) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding voting as a class:

(1) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of the assets of the Corporation, unless such merger or consolidation or sale or other disposition, or the exchange, issuance or assumption of all securities to be issued or assumed in connection with any such merger or consolidation or sale or other disposition, shall have been ordered, approved or permitted by the Federal Energy Regulatory Commission under the Federal Power Act, as amended, or exempted by said Commission from the requirements of said Act, provided that the provisions of this subsection (1) shall not apply to the purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or

(2) issue, sell, or otherwise dispose of any shares of the Preferred Stock, in addition to the 60,000 shares of the Preferred Stock initially authorized, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, unless the gross income of the Corporation for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and the greater of (a) the amount for said period appropriated from income to the property retirement reserve by the Corporation on its books or (b) the largest amount required to be provided therefor by any mortgage indenture of the Corporation) to be available for the payment of interest, shall have been at least one and one-half (1-1/2) times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Corporation and (ii) the annual dividend requirements on all outstanding shares of the Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, including the shares proposed to be issued; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of the Preferred Stock or on any other class of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution which are to be retired in connection with the issue of such additional shares; and provided, further, that in any case where such additional shares of the Preferred Stock, or other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, are to be issued in connection with the acquisition of additional property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Corporation, may be included on a pro forma basis in making the foregoing computation; or

(3) issue, sell, or otherwise dispose of any shares of the Preferred Stock, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the aggregate amount payable on the involuntary liquidation, dissolution or winding up of the Corporation, in respect of all shares of the Preferred Stock and all shares of any other class of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or in liquidation, dissolution, winding up or distribution, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this subsection (~~4~~3), it becomes necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Corporation's Common Stock Equity (as in Section (H) hereinafter defined) to an amount less than the aggregate amount payable, on involuntary liquidation, dissolution or winding up of the Corporation, on all shares of the Preferred Stock and of any other class of stock ranking prior to, or on a parity with, the Preferred Stock, as to dividends or other distributions, at the time outstanding.

(E) Except as herein expressly provided, the holders of the Preferred Stock shall have no power to vote and shall be entitled to no notice of any meeting of the stockholders of the Corporation. As to matters upon which holders of the Preferred Stock are entitled to vote, as herein expressly provided, each holder of such Preferred Stock shall be entitled to one vote, in person or by proxy, for each share of such Preferred Stock standing in his name on the books of the Corporation.

(F) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the Preferred Stock, pari passu with all shares of preferred stock of any other class or series then outstanding shall have a preference over the Common Stock until an amount equal to the then current redemption price, including accumulated and unpaid dividends, if any, shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Corporation, by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a state of the United States or any political subdivision, authority, agency, or instrumentality thereof or (iii) a district, cooperative or other association or entity not organized for profit, the Preferred Stock, pari passu with all shares of preferred stock of any other class or series then outstanding, shall also have a preference over the Common Stock until the full par value thereof, and an amount equal to the accumulated and unpaid dividends thereon, if any, shall have been paid by dividends or distribution.

(G) Upon the affirmative vote of a majority of the shares of the issued and outstanding Common Stock at any annual meeting, or any special meeting called for that purpose, the Corporation may at any time redeem all of any series of said Preferred Stock, or may from time to time redeem any part of any series thereof, by paying in cash the redemption price then applicable thereto, plus, in each case, an amount equivalent to the accumulated and unpaid dividends, if any, to the date fixed for redemption. Notice of the intention of the Corporation to redeem all or any part of the Preferred Stock shall be mailed not less than thirty (30) days nor more than sixty (60) days before the date fixed for redemption to each holder of record of Preferred Stock to be redeemed, at his post office address as shown by the Corporation's records, and not less than thirty (30) days' nor more than sixty (60) days' notice of such redemption may be published in such manner as may be prescribed by resolution of the Board of Directors of the Corporation; and in the event of such publication, no defect in the mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock so to be redeemed. Contemporaneously with the mailing or the publication of such notice, as aforesaid, or at any time thereafter prior to the date fixed for redemption, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such Preferred Stock so to be redeemed) with any bank or trust company in the City of New York, New York, or in the City of New Orleans, Louisiana, named in such notice, payable to the order of the record holders of the Preferred Stock so to be redeemed, as the case may be, on the endorsement and surrender of their certificates, and thereupon said holders shall cease to be stockholders with respect to such shares; and from and after the making of such deposit such holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive such moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company on such moneys deposited as in this Section (G) provided, on endorsement and surrender of their certificates, as aforesaid. Any moneys so deposited, plus interest thereon, if any, remaining unclaimed at the end of six (6) years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation. Shares of the Preferred Stock which have been redeemed shall not be reissued. If less than all of the shares of any series of the Preferred Stock are to be redeemed, the shares thereof to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Corporation shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of the Corporation. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock; provided, however, that, so long as any shares of the Preferred Stock (which term, for purposes of this proviso, shall include the 4-3/4% Preferred Stock) are outstanding, the Corporation shall not (i) make any payment, or set aside funds for payment, into any sinking fund for the purchase or redemption of any shares of the Preferred Stock, or (ii) redeem, purchase or otherwise acquire less than all of the shares of the Preferred Stock, if, at the time of such payment or setting aside of funds for payment into such sinking fund, or of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock shall be in default in whole or in part, unless prior to or concurrently with such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, all such defaults shall be cured or unless such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, shall have been ordered, approved or permitted under the Federal Power Act. Any shares of the Preferred Stock so redeemed, purchased or acquired shall be retired and cancelled.

(H) For the purposes of this Section (H) and subsection (~~4~~3) of Section (D) the term "Common Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares (other than shares owned by the Corporation) of stock ranking junior to the Preferred Stock as to dividends and assets, of the premium on such junior stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the Corporation, less (1) any amounts recorded on the books of the Corporation for utility plant and other plant in excess of the original cost thereof, (2) unamortized debt discount and expense, capital stock discount and expense and any other intangible items set forth on the asset side of the balance sheet as a result of accounting convention, (3) the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Corporation upon all outstanding preferred stock of the Corporation over the aggregate par or stated value thereof and any premiums thereon, and (4) the excess, if any, for the period beginning with January 1, 1955, to the end of a month within ninety (90) days preceding the date as of which Common Stock Equity is determined, of the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (this cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements), over the amount appropriated from income to the property retirement reserve by the Corporation on its books during such period, including the final fraction of a year; provided, however, that no deductions shall be required to be made in respect of items referred to in items (1) and (2) of this Section (H) in cases in which such items are being amortized or are provided for, or are being provided for, by reserves. For the purpose of this Section (H): (i) the term "total capitalization" shall mean the sum of the Common Stock Equity, plus item (3) in this Section (H) and the stated capital applicable to, and any premium on, outstanding stock of the Corporation not included in Common Stock Equity, and the principal amount of all outstanding debt of the Corporation maturing more than twelve (12) months after the date of issue thereof; and (ii) the term "dividends on Common Stock" shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the Corporation or other stock, if any, junior to the Preferred Stock. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends on Common Stock, except as follows:

(a) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than twenty per centum (20%) of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds fifty per centum (50%) of the net income of the Corporation available for dividends on the Common Stock for the twelve (12) full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in this subsection (a) could have been, and have not been, declared; and

(b) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than twenty-five per centum (25%) but not less than twenty per centum (20%) of total capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds seventy-five per centum (75%) of the net income of the Corporation available for dividends on the Common Stock for the twelve (12) full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in subsection (a) and in this subsection (b) could have been, and have not been, declared; and

(c) At any time when the Common Stock Equity is twenty-five per centum (25%) or more of total capitalization, the Corporation may not declare dividends on shares of the Common Stock which would reduce the Common Stock Equity below twenty-five per centum (25%) of total capitalization, except to the extent provided in subsections (a) and (b) above.

At any time when the aggregate of all amounts credited subsequent to January 1, 1955, to the property retirement reserve (accumulated provision for depreciation) account of the Corporation through charges to operating revenue deductions or otherwise on the books of the Corporation shall be less than the amount computed as provided in clause (aa) below, under requirements contained in the Corporation's mortgage indentures, then for the purposes of subsections (a) and (b) above, in determining the net income available for common stock dividends during any twelve (12) month period, the amount to be provided for depreciation in that period shall be (aa) the greater of the cumulative amount appropriated from income to the property retirement reserve (accumulated provision for depreciation) on the books of the Corporation or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) for the period from January 1, 1955, to and including said twelve (12) month period, less (bb) the greater of the cumulative amount appropriated from income to the property retirement reserve (accumulated provision for depreciation) on the books of the Corporation or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) from January 1, 1955, up to but excluding said twelve (12) month period; provided that, in the event any company is merged into the Corporation, the "cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions" referred to above shall be computed without regard, for the period prior to the merger, of property acquired in the merger, and the "cumulative amount appropriated from income to the property retirement reserve (accumulated provision for depreciation) on the books of the Corporation" shall be exclusive of amounts provided for such property prior to the merger.

(I) Dividends may be paid upon the Common Stock only when (i) dividends have been paid or declared and funds set apart for the payment of dividends as aforesaid on the Preferred Stock (which term, for purposes of this Section (I), shall include the 4-3/4% Preferred Stock) from the date(s) after which dividends thereon became cumulative, to the beginning of the period then current, with respect to which such dividends on the Preferred Stock are usually declared, and (ii) all payments have been made or funds have been set aside for payments then or theretofore due under the terms of sinking fund requirements (if any) for the purchase or redemption of shares of the Preferred Stock, but whenever (x) all such dividends upon the Preferred Stock as aforesaid shall have been paid or declared and funds shall have been set apart for the payment thereof upon the Preferred Stock and (y) all payments shall have been made or funds shall have been set aside for all payments then or theretofore due under the terms of sinking fund requirements (if any) for the purchase or redemption of shares of the Preferred Stock, then, subject to the limitations above set forth and subject to the rights of any other class of stock then outstanding, dividends upon the Common Stock may be declared payable then or thereafter, out of any net earnings or surplus of assets over liabilities, including capital, then remaining.

(J) The Corporation reserves the right, without any vote or consent of the Preferred Stock as a class or of any series of Preferred Stock, to amend these Articles of Incorporation in any or all of the following respects:

(1) So that the right vested exclusively in the holders of the 4-3/4% Preferred Stock as a class to elect the smallest number of directors, which shall constitute a majority of the authorized number of directors upon default in dividends upon the 4-3/4% Preferred Stock, shall thereafter be shared with the holders of Preferred Stock and any other preferred stock of any class or series, ranking prior to, or on a parity with, the Preferred Stock as to dividends and distributions, all voting as one class, to the same extent and with the same effect as though the 4-3/4% Preferred Stock had been redeemed, acquired or otherwise retired and had been reissued as a series of Preferred Stock;

(2) So that the 4-3/4% Preferred Stock shall thereafter be a series of 4-3/4% Preferred Stock within the class of Preferred Stock herein authorized, limited in number to the number of shares of 4-3/4% Preferred Stock authorized to be issued prior to such amendment, with the same annual rate of dividend, the same dates on which dividends shall be paid each year, the same date from which dividends shall commence to accumulate, the same amounts payable on redemption and the same amounts payable upon distribution of assets, as were provided with respect to the shares of 4-3/4% Preferred Stock prior to such amendment.

SIXTH: The corporate power of this Corporation shall be vested in, and exercised by, a Board of Directors to be composed of not less than three (3) nor more than fifteen (15) persons, to be elected annually at a meeting of stockholders to be held on any date selected by the stockholders. The number of persons, within the foregoing limits, to compose the Board of Directors at any given time, shall be fixed by either the stockholders or by the Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business unless the By-Laws of this Corporation, adopted by the Board of Directors, shall provide for a lesser number.

Vacancies and newly created Directorships resulting from any increase on the authorized number of Directors may be filled as provided in the By-Laws.

A failure to elect directors on the date above specified shall not dissolve the Corporation, nor impair its corporate existence or management, but the directors then in office shall remain in office until their successors shall have been duly elected and qualified.

Notice of such meeting and of all other stockholders' meetings shall be given in the manner prescribed by law, and, when not so prescribed, then written notice of such meetings shall be addressed to each stockholder entitled to vote at said meeting, at such address as may have been furnished by him for notice hereunder and deposited in the post office, at least fifteen (15) days before the date of said meeting, postage prepaid. No notice need be given to any person whose stock was acquired, or who became a registered owner thereof, on or after the date upon which notice of a meeting of stockholders was mailed or delivered. The By-Laws of the Corporation may provide for any additional form of notice.

The books for the transfer of the stock may be closed for such periods before and during the payment of dividends and the holding of meetings of stockholders, not to exceed thirty (30) days at any one time, as the Board of Directors may from time to time determine; and the Corporation shall make no transfer of stock on the books during such period.

The Board of Directors shall elect individuals to occupy offices as provided in the By-Laws. The powers and duties of every officer, agent and employee shall be such as may be conferred upon them by the By-Laws, the Board of Directors or the Executive Committee, and all officers, agents and employees shall hold office and employment at the pleasure of the Board of Directors.

In furtherance and not in limitation of the powers conferred by law, either the Board of directors or the stockholders are expressly authorized to make, alter and repeal the By-Laws of the Corporation. The Board of Directors may make and establish, as well as alter and amend, all such rules and regulations, not inconsistent herewith, necessary and proper in its judgment for the conduct and management of the business and affairs and the exercise of the corporate powers of this Corporation, and said Board of Directors shall have full power and authority to borrow money and to execute mortgages and pledges and create liens; to issue bonds, notes and other obligations, and to secure same by mortgage and/or pledge or otherwise, and generally to do any and all things reasonable, convenient or necessary for the proper conduct of the business and affairs of this Corporation; and, in its discretion, the Board of Directors may create and select an Executive Committee to be composed of not less than two (2) of its own members, to which committee the Board of Directors may grant all or any of its powers to be exercised during the interim between meetings of the Board of Directors itself.

A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested, or members of a firm so interested, or a shareholder or director of a corporation so interested, or (2) by a vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of Common Stock of the Corporation, or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profits realized by and from or through any such transaction or contract of this Corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder or director, was interested in such transaction or contract.

SEVENTH: Except as hereinbefore in Article FIFTH hereof provided, with respect to certain voting rights conferred upon the preferred stock, the provisions hereof may be modified, changed, altered or amended to the extent and in the manner now or hereafter permitted by law for the amendment of the articles of incorporation or act of incorporation of a corporation, or the capital stock or the number of shares of the capital stock of this Corporation may be increased or decreased, or new classes or series of stock may be created, or the number of shares of any class or series of stock may be changed with the assent of two-thirds (or such smaller number, not less than a majority, as may be permitted by law) of the shares of the outstanding Common Stock of this Corporation expressed, given and obtained at a general meeting of such stockholders convened for such purposes, or any of them, after previous notice of such meeting shall have been given to each Common Stockholder in the manner hereinabove provided, unless other notice for a meeting of such character be prescribed by law, in which event notice shall be given in conformity with law.

Whenever this Corporation may be dissolved, either by limitation or from any other cause, its affairs shall be liquidated by three (3) commissioners to be elected by the holders of the Common Stock at a meeting convened for said purpose as above provided and after due notice; a majority of said stock represented at such meeting shall be requisite for the election of such commissioners. Such commissioners shall remain in office until the affairs of this Corporation shall have been fully liquidated. In case of the death or resignation of any one or more of said commissioners, the vacancy or vacancies shall be filled by the survivor or survivors. In the event of any disagreement among said commissioners, the action of the majority shall prevail and be binding.

The provisions of the Business Corporation Law of Louisiana and of all other statutes relating to corporations of the character of this Corporation whether consolidated or otherwise, shall be applicable to this Corporation so far as concerns the rights and powers of this Corporation and its stockholders. Upon the written consent or the vote of the holders of a majority in number of the shares then outstanding and entitled to vote, or, if the consent or vote of the holders of a larger number of shares is required by law, then, upon such larger consent or vote as may be required by law (1) any and every statute of the State of Louisiana hereinafter adopted whereby the rights, powers or privileges of the stockholders of corporations organized under the general laws of said State are increased, diminished or in any way affected, or whereby effect is given to the action taken by any part less than all of the stockholders of any such corporation shall, notwithstanding any provision which may at the time be contained in this agreement of consolidation, apply to this Corporation and shall be binding not only upon this Corporation but upon every stockholder thereof to the same extent as if such statute had been in force at the date of the making and filing of this agreement of consolidation, and/or (2) amendments to this agreement of consolidation authorized at the time of the making of such amendments by the laws of the State of Louisiana, may be made; provided, however, that no such consent or vote shall alter or change the amounts which the holders of outstanding preferred stock are entitled to receive as dividends or in distribution of assets in preference to the holders of the Common Stock, or decrease the price at which preferred stock may be redeemed, all as hereinabove provided, except with the consent of the holders of at least ninety per centum (90%) of the then outstanding preferred stock, which consent may be expressed by each stockholder either in writing or by vote at an annual or special stockholders' meeting.

EIGHTH: No stockholder shall ever be held liable for the contracts or faults or defaults of this Corporation in any further sum than the unpaid balance of the consideration, if any, due the Corporation on the shares of stock owned by him; nor shall any mere informality in organization or consolidation have the effect of rendering this agreement null, or of exposing a stockholder to any liability beyond the unpaid amount remaining due on his said stock.

NINTH: The officers of the Corporation shall have and exercise such powers and duties as may be conferred upon them by the Board of Directors or the Executive Committee of the Corporation.

TENTH: The rights of creditors and all liens upon the property of each of the parties hereto shall be preserved unimpaired and the property and franchises of each of said corporations, parties hereto, shall pass to and vest in the Corporation, subject to all lawful debts, guarantees, liabilities and obligations existing against each of said corporations, except as herein otherwise provided, and all of said debts, liabilities and obligations of the New Orleans Company and/or the Consumers Company and/or the Citizens Company, parties hereto, shall be provided for, paid and discharged by the Corporation, except as herein otherwise provided, and all contracts and agreements existing between each of said corporations, parties hereto, and any other person, firm or corporation shall be carried out and performed by the Corporation.

All of the rights and obligations of the New Orleans Company arising out of and/or imposed by Ordinance No. 6822 Commission Council Series of the City of New Orleans, adopted April 18, 1922, and known as the "Settlement Ordinance", and Ordinances Nos. 7067, 7068 and 7069, respectively, Commission Council Series of the City of New Orleans, adopted September 2, 1922, supplemental thereto, and/or other ordinances supplemental thereto or amendatory thereof, shall pass to and be assumed by the Corporation, and nothing herein contained shall be construed as changing, affecting or impairing the provisions of said ordinances, as presently existing.

ELEVENTH: So long as bonds of any series of the Corporation's (a) First Mortgage Bonds, 6.75% Thirteenth Series, due on October 15, 2017, (b) First Mortgage Bonds, 3.875% Fourteenth Series, due on August 1, 2008, (c) First Mortgage Bonds, 5.25% Fifteenth Series, due on August 1, 2013, (d) Insured Quarterly First Mortgage Bonds, 5.65% Sixteenth Series, due on September 1, 2029, (e) Insured Quarterly First Mortgage Bonds, 5.60% Seventeenth Series, due on September 1, 2024, or (f) First Mortgage Bonds, 4.98% Eighteenth Series, due on July 1, 2010, remain outstanding, the Corporation shall not:

(I) Declare or pay any dividends on Common Stock during calendar years 2007 and 2008; or

(II) Declare or pay any dividends on Common Stock during calendar year 2009, or thereafter through the period ending on the third anniversary of the [Effective Date], if Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than forty per centum (40%) of total capitalization. For purposes of this Article ELEVENTH, the terms "Common Stock Equity", "total capitalization" and "dividends on Common Stock" shall have the respective meanings ascribed to them in Section (H) of Article FIFTH, except that, solely for purposes of this Article ELEVENTH, the term "total capitalization" shall exclude (x) the principal amount of the Intercompany Notes as defined in, and to be issued to the Corporation's affiliates in accordance with Section 5.6 of the Corporation's Plan of Reorganization as confirmed by the U.S. Bankruptcy Court for the Eastern District of Louisiana in Case No. 05-17697 and (y) the principal amount of any securitization bonds that may be issued from time to time in connection with the recovery of the Corporation's storm costs arising from Hurricane Katrina.

The restrictions on dividends on Common Stock set forth in this Article ELEVENTH shall not apply, and therefore the Corporation may declare and pay dividends on Common Stock without regard to this Article ELEVENTH (but subject to any other applicable restrictions on dividends on Common Stock set forth in Article FIFTH), during any period in which (a) the corporate credit rating of the Corporation, as published by either Standard & Poor's Ratings Group, a division of McGraw-Hill Companies (herein defined as "S&P") or Moody's Investors Service, Inc. (herein defined as "Moody's"), is listed as investment grade and (b) the credit rating of the Corporation's senior secured debt is designated as investment grade by either S&P or Moody's; provided, however, that if, subsequently, a relevant investment grade rating set forth in (a) or (b) above is adjusted by either S&P or Moody's, as the case may be, such that it is no longer investment grade, then the Corporation shall not, from and after the time of such rating adjustment, declare or pay further dividends on Common Stock except in accordance with the restrictions set forth in (I) or (II) above, as the case may be.

This Article ELEVENTH shall, by its terms, terminate and cease to be in effect on the earlier of (i) the date on which the Corporation transfers, sells or otherwise disposes all or substantially all of its distribution assets to the City of New Orleans and/or to one or more of its designees and/or to one or more other third parties, and (ii) the third anniversary of the [Effective Date].

The provisions of this Article ELEVENTH shall not be construed in any manner to confer any rights or privileges to or upon holders of shares of any class or series of the Corporation's preferred stock, including the 4-3/4% Preferred Stock and the Preferred Stock. Without limiting the foregoing, no amendment, modification or termination of the provisions of this Article ELEVENTH shall require any approval, consent or other authorization of the holders of any shares of the Corporation's preferred stock, including the 4-3/4% Preferred Stock and the Preferred Stock.

*******************

AMENDED
BY-LAWS
OF
ENTERGY NEW ORLEANS, INC.

ARTICLE I.

OFFICES

The principal business office of the Corporation shall be in New Orleans, Louisiana, or in such other location as designated by the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. Meetings of stockholders, whether annual or special, shall be held at a location fixed by the Board of Directors or by the stockholders.

SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time of day as shall have been fixed by the Board of Directors or by the stockholders.

SECTION 3. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of (i) a majority of the entire Board of Directors, (ii) the President, (iii) the Chairman of the Board, (iv) the person, if any, designated by the Board of Directors as the Chief Executive Officer, or (v) the holders of not less than a majority of the outstanding stock entitled to vote at the special meeting.

SECTION 4. Organization. The Chief Executive Officer or, in his absence, a person appointed by him or, in default of such appointment, the officer next in seniority of position (as determined by the Secretary or, in the Secretary's absence, the Assistant Secretary), shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his absence, the presiding officer may appoint a secretary.

SECTION 5. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders, whether annual or special, may be taken without a meeting, if prior to such action a written consent thereto is signed by a sufficient percentage of shareholders to satisfy the minimum requirements of state law.

ARTICLE III.

DIRECTORS

SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

SECTION 2. Term of Office. The term of office of each Director shall be until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until the earlier death, resignation or removal of such Director.

SECTION 3. Number of Directors. The number of Directors which shall constitute the whole Board of Directors shall be not more than fifteen (15) nor less than three (3), with the exact number at any given time to be fixed by a resolution of the Board of Directors or by the stockholders.

SECTION 4. Meetings; Notice. Meetings of the Board of Directors shall be held at such place as may from time to time be fixed by resolution of the Board or by the Chairman of the Board, the Vice Chairman, the President or a Vice President and as may be specified in the notice or waiver of notice of any meeting. Notice may be written, electronic or oral and may be given at any time prior to the meeting. Notice may be waived by a Director either prior to or following a meeting. Directors present at a meeting shall be deemed to have waived notice thereof. Meetings of the Board of Directors, or any committee thereof, may be held by means of a video conference, a telephone conference or similar communications equipment. The Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman, shall preside at all meetings of the Board of Directors.

SECTION 5. Quorum. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is present when the meeting is convened, the Directors present may continue to conduct the business of the meeting, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum as fixed above, or the refusal of any Director present to vote.

SECTION 6. Action By Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

SECTION 7. Advisory Directors. The stockholders or the Board of Directors may elect one or more Advisory Directors of the Corporation. Advisory Directors may be called upon individually or as a group by the Board of Directors or Officers of the Corporation to give advice and counsel to the Corporation. Advisory Directors shall receive from the Corporation such remuneration as shall be fixed by the Board of Directors. Terms of Advisory Directors shall expire on the day of the Annual Meeting of the Corporation, provided, however, that Advisory Directors shall serve at the pleasure of the Board of Directors and may be removed at any time with or without cause by a vote of the Board of Directors. For the purpose of Article IX (Indemnification) of these By-Laws, Advisory Directors of the Corporation shall enjoy the same rights and privileges as Directors of the Corporation.

SECTION 8. Vacancies; Removal. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the stockholders or by the Board of Directors, and the Directors so chosen shall hold office until the next annual election. The stockholders may by majority vote remove any Director from his directorship, whether cause shall be assigned for such removal or not.

ARTICLE IV.

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, establish an Executive Committee of not less than two or more than five members, to serve at the pleasure of the Board of Directors, which Executive Committee shall consist of such directors as the Board of Directors may from time to time designate.

SECTION 2. Procedure. The Executive Committee shall meet at the call of any of the members of the Executive Committee. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

SECTION 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, to the full extent authorized by law, all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation. The taking of an action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by such revision or alteration.

SECTION 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment; provided, however, that no such committee shall be authorized to exercise the powers of the Board of Directors. The quorum of any such committee so appointed shall be a majority of the membership of that committee.

ARTICLE V.

OFFICERS

SECTION 1. Required and Discretionary Officers. The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board of Directors. To the extent permitted by law, individuals may occupy more than one office.

SECTION 2. Chairman and Vice Chairman of the Board of Directors. When a Chairman of the Board and/or Vice Chairman is elected by the Board of Directors, he or she shall be a member of the Board of Directors, shall preside at all meetings of the Board of Directors, and shall have such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Executive Committee.

SECTION 3. President. The President shall perform duties incident to the office of the president of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

SECTION 4. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

SECTION 5. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and, when the seal is so affixed, he may attest the same; and, in general, shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their addresses of record, the number of shares held by them respectively, and the date when they respectively became the owners of stock of the Corporation.

SECTION 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Treasurer, by an assistant Treasurer or by any other individual designated by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds as the Board of Directors may authorize; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Vice Chairman, the President, the Board of Directors or the Executive Committee.

SECTION 7. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

SECTION 8. Vacancies; Absences. Any vacancy in any of the above offices may be filled by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the absent officer for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

SECTION 9. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

ARTICLE VI.

CAPITAL STOCK

SECTION 1. Stock Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Stock certificates shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. Where such certificate is signed (1) by a transfer agent or an assistant transfer agent, other than the Corporation itself, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Vice Chairman of the Board, the President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars of the stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and legal owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, mutilated or destroyed, and may require the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, mutilated or destroyed.

ARTICLE VII.

CHECKS, NOTES, ETC.

SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or as may be designated in a manner authorized by the Board of Directors.

SECTION 2. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, and other instruments shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or as may be designated in a manner authorized by the Board of Directors.

SECTION 3. Voting of Stock and Execution of Proxies. The Chairman of the Board, the Vice Chairman, the President or any Vice President or any other officer of the Corporation designated by the Board of Directors, the Chairman of the Board, or the President shall be authorized to attend any meeting of the stockholders of any other corporation in which the Corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chairman of the Board, the Vice Chairman, the President or any Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the Corporation.

ARTICLE VIII.

SEAL

The seal of the Corporation shall show the year of its incorporation and shall be in such form as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE IX.

INDEMNIFICATION

SECTION 1. Mandatory Indemnification - Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("Action"), whether civil, criminal, administrative or investigative (other than an Action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Action, had no reasonable cause to believe the conduct was unlawful. The termination of any Action by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SECTION 2. Mandatory Indemnification - Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and amounts paid in settlement not exceeding the estimated expense of litigating the Action to a conclusion) actually and reasonably incurred by such person in connection with the defense or settlement of such Action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3. Mandatory Indemnification - Successful Party. To the extent that a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in the defense of any such Action, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 4. Permissive Indemnification. Notwithstanding any limitations of the indemnification provided by Sections 1 and 2, the Corporation may, to the fullest extent authorized by law, indemnify any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all or part of any expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Action, if it shall be determined in accordance with the applicable procedures set forth in Section 5 that such person is fairly and reasonably entitled to such indemnification.

SECTION 5. Procedure. Any indemnification under Sections 1, 2 or 4 (unless ordered by a court) shall be made by the Corporation only as authorized by the Board of Directors (which may so act whether or not there is a sufficient number of disinterested directors to constitute a quorum) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 and 2 or is entitled to indemnification under Section 4. Such determination, in the case of indemnification made pursuant to Section 1 or Section 2 shall be made (1) by the Board of Directors by a majority vote of a quorum, as defined in the Certificate of Incorporation or the By-Laws, consisting of directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification, or (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be, but need not be, outside counsel to the Corporation) in a written opinion, or (3) by the shareholder(s) of the Corporation. Such determination, in the case of indemnification made pursuant to Section 4, shall be made by the Board of Directors by a majority vote of a quorum, as defined in the Certificate of Incorporation or the By-Laws, consisting of directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification or by the shareholders.

SECTION 6. Advance Payments. Expenses (including attorneys' fees) incurred or reasonably expected to be incurred by a director, officer or employee of the Corporation in defending against any claim asserted or threatened against such person in such capacity or arising out of such person's status as such shall be paid by the Corporation in advance of the final determination thereof, if authorized by the Board of Directors (which may so act whether or not there is a sufficient number of disinterested directors to constitute a quorum) upon receipt by the Corporation of his written request therefor and such person's written promise to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized or required in this article.

SECTION 7. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8. Miscellaneous. For purposes of this Article, and without any limitation whatsoever upon the generality thereof, the term "fines" as used herein shall be deemed to include (i) penalties imposed by the Nuclear Regulatory Commission (the "NRC") pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of NRC regulations thereunder, as they may be amended from time to time, and any other penalties, whether similar or dissimilar, imposed by the NRC, and (ii) excise taxes assessed with respect to an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, ("ERISA"). For purposes of determining the entitlement of a director, officer or employee of the Corporation to indemnification under this Article, the term "other enterprise" shall be deemed to include an employee benefit plan governed by ERISA. The Corporation shall be deemed to have requested such person to serve as a director, officer or employee of such a plan where such person is a trustee of the plan or where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to such plan or its participants or beneficiaries, and action taken or permitted by such person in the performance of his duties with respect to such employee benefit plan for which is a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan, shall be deemed to meet the standard of conduct required for indemnification hereunder. Any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal statute or any state statute or municipal ordinance shall be deemed to meet the standard of conduct required for indemnification hereunder.

ARTICLE X.

CONFLICTS

In the event that any provisions of these By-Laws conflict with the Articles of Incorporation or with state or federal statutes, the Articles of Incorporation or such statutes shall take precedence over such provisions of these By-Laws.

ARTICLE XI.

AMENDMENTS

Subject to the provisions of applicable law and of the Articles of Incorporation, these By-Laws may be altered, amended or repealed and new By-Laws adopted either by the stockholders or by the Board of Directors.

REVISED PLAN EXHIBIT 6.2(b)

INITIAL MEMBERS OF THE BOARD OF DIRECTORS AND

INITIAL OFFICERS OF THE REORGANIZED DEBTOR

The initial members (collectively, the "Directors") of the board of directors (the "Board of Directors") for the Reorganized Debtor 1 will consist of the following individuals: Daniel E. Packer, Roderick K. West, and Tracie L. Boutte. Each of the Directors has served as member of the Debtor's board of directors during the pendency of this Bankruptcy Case. The Reorganized Debtor will not pay compensation to any Director for their service as a Director. Each of the Directors are currently serving a one-year term that commenced on July 31, 2006, and it is anticipated that the Directors will be re-elected and will serve for a term of one year, commencing on July 31, 2007, unless the Director retires or resigns earlier.

The following individuals will serve as officers of the Reorganized Debtor (the "Reorganized Debtor's Officers"):

Daniel E. Packer	Chairman of the Board of Directors
Roderick K. West	President and Chief Executive Officer
Joseph T. Henderson	Senior Vice President and General Tax Counsel
Nathan E. Langston	Senior Vice President and Chief Accounting Officer
Robert D. Sloan	Executive Vice President, General Counsel and Secretary
Jay A. Lewis	Vice President, Chief Financial Officer - Utilities Operations Group
Tracie L. Boutte	Vice President, Regulatory Affairs - New Orleans
Steven C. McNeal	Vice President and Treasurer
Paul A. Castanon	Assistant Secretary
Dawn Abuso	Assistant Secretary
Michael A. Caruso	Assistant Treasurer
Gary S. Hofman	Assistant Treasurer
Mary Ann Valladares	Assistant Treasurer
Frank Williford	Assistant Treasurer
Rory L. Roberts	Tax Officer
Patricia A. Galbraith	Tax Officer

 Each of the Reorganized Debtor's Officers will serve for a term of one year, commencing on April 2, 2007, until the next election of officers or until their successors are elected and qualified.

1. Capitalized terms used herein shall have the meaning ascribed to them in the Debtor's Fourth Amended Chapter 11 Plan of Reorganization for Entergy New Orleans, Inc., as Modified (P-1675).

The following individuals (collectively, the "Advisory Directors") have agreed to serve in an advisory capacity to the Board of Directors:

James M . Cain
Sandra Rhodes Duncan
Leon R. Fulton
Alden McDonald
Ann M. Milling
Dr. Timothy P. Ryan
Howard Rodgers III
Charles C. Teamer,
Sr.

The Advisory Directors will not have any right to vote on the Board of Directors. Each of the Directors are currently serving a one-year term that commenced on April 2, 2007, unless the Advisory Director retires or resigns earlier.

PLAN EXHIBIT 8.1

LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

TO BE REJECTED AS OF THE EFFECTIVE DATE

Lease or Executory Contract	Counterparty	Leased Premises

Lease dated February 3, 1994, amended May 11, 2004	Carrollton Central Plaza Associates	3801 Cambronne Street
	3301 Veterans Blvd.	Suite 118
	Suite 209	New Orleans, LA
Metairie, LA 70002

Lease	Lake Forest Plaza, LLC	5700 Read Blvd.
	c/o Gowri S. Kailas	Suite 325
	Registered Agent	New Orleans, LA
3525 N. Causeway Blvd.
Suite 605
Metairie, LA 70002

Agreement for Natural Gas Sales dated March 1, 1995	Apache Corporation (assignee of Aquila Energy Resources Corporation)	n/a
c/o Robin B. Cheatham
Adams and Reese, LLP
701 Poydras Street
Suite 4500
New Orleans, LA 70139